U.S. $45,125,000

                   AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of March 19, 2001

                                   among

                         PANAMCO DE VENEZUELA S.A.

                                as Borrower,

                        PANAMERICAN BEVERAGES, INC.,

                               as Guarantor,

                  THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                as Lenders,

           BANCO BILBAO VIZCAYA ARGENTARIA S.A., NEW YORK BRANCH,

                          as Administrative Agent,

                                    and

                            BBVA SECURITIES INC.

                                    and

                         WACHOVIA SECURITIES, INC.,

                                as Arrangers

                             TABLE OF CONTENTS

                                                                        Page

                                 ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS..........................................1

    SECTION 1.01  Certain Defined Terms...................................1
    SECTION 1.02  Certain Defined Terms Relating to Environmental
                    Regulation............................................14
    SECTION 1.03  Computation of Time Periods.............................15

                                 ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES.........................................15

    SECTION 2.01  The Advances............................................15
    SECTION 2.02  Making the New Advances.................................15
    SECTION 2.03  Notes...................................................16
    SECTION 2.04  Prepayments.............................................17
    SECTION 2.05  Interest................................................17
    SECTION 2.06  Fees....................................................18
    SECTION 2.07  Continuations, Interest Rate Determination..............18
    SECTION 2.08  Increased Costs, Etc....................................18
    SECTION 2.09  Payments and Computations...............................20
    SECTION 2.10  Taxes...................................................21
    SECTION 2.11  Sharing of Payments, Etc................................22
    SECTION 2.12  Funding Losses..........................................23
    SECTION 2.13  Use of Proceeds.........................................23

                                ARTICLE III

CONDITIONS PRECEDENT......................................................24

    SECTION 3.01  Conditions Precedent to Effectiveness of
                    Amendment and Restatement.............................24
    SECTION 3.02  Conditions Precedent to the Borrowing...................26
    SECTION 3.03  Determinations Under Section 3.01 and 3.02..............26

                                 ARTICLE IV

REPRESENTATIONS AND WARRANTIES............................................27

    SECTION 4.01  Representations and Warranties of the Borrower..........27


                                    (i)

                                                                        Page


    SECTION 4.02  Representations and Warranties of the Guarantor.........29

                                 ARTICLE V

COVENANTS OF THE BORROWER AND THE GUARANTOR...............................33

    SECTION 5.01  Affirmative Covenants...................................33
    SECTION 5.02  Negative Covenants......................................36
    SECTION 5.03  Reporting Requirements..................................38
    SECTION 5.04  Financial Condition.....................................40

                                 ARTICLE VI

EVENTS OF DEFAULT.........................................................40

    SECTION 6.01  Events of Default.......................................40

                                ARTICLE VII

GUARANTY 43

    SECTION 7.01  The Guaranteed Obligations..............................43
    SECTION 7.02  Continuing Obligation...................................44
    SECTION 7.03  No Discharge............................................44
    SECTION 7.04  Tolling of Statute of Limitations.......................44
    SECTION 7.05  Bankruptcy..............................................45
    SECTION 7.06  Independent Obligation..................................45
    SECTION 7.07  Authorization...........................................45
    SECTION 7.08  Reliance................................................46
    SECTION 7.09.  Subordination..........................................46
    SECTION 7.10  Waiver..................................................46
    SECTION 7.11  Nature of Liability.....................................47
    SECTION 7.12  Subrogation.............................................47

                                ARTICLE VIII

THE ADMINISTRATIVE AGENT..................................................48

    SECTION 8.01  Authorization and Action................................48
    SECTION 8.02  Duties and Reliance, Etc................................48
    SECTION 8.03  Administrative Agent and Affiliates.....................49
    SECTION 8.04  Lender Credit Decision..................................49
    SECTION 8.05  Indemnification.........................................49
    SECTION 8.06  Successors to Administrative Agent......................50
    SECTION 8.07  Arrangers...............................................50


                                   (ii)

                                                                        Page


                                 ARTICLE IX

MISCELLANEOUS.............................................................51

    SECTION 9.01  Amendments, Etc.........................................51
    SECTION 9.02  Notices, Etc............................................51
    SECTION 9.03  No Waiver, Remedies.....................................51
    SECTION 9.04  Costs, Expenses and Indemnification.....................52
    SECTION 9.05  Right of Set-off........................................53
    SECTION 9.06  Binding Effect..........................................53
    SECTION 9.07  Assignments and Participations..........................53
    SECTION 9.08  Governing Law...........................................55
    SECTION 9.09  Execution in Counterparts...............................56
    SECTION 9.10  Confidentiality.........................................56
    SECTION 9.11  Judgment................................................56
    SECTION 9.12  Consent to Jurisdiction.................................56
    SECTION 9.13  Survival................................................57
    SECTION 9.14  WAIVER OF JURY TRIAL....................................58
    SECTION 9.15  Limitation on Liability.................................58
    SECTION 9.16  Accounting Terms........................................58


    ANNEX I - Lending Offices, Designated Branches and Advances
    ANNEX II - Lending Offices, Designated Branches and Commitments ANNEX III - Disclosure Schedule

    EXHIBIT A - Note
    EXHIBIT B - Notice of Borrowing

    EXHIBIT C - Form of Assignment and Acceptance EXHIBIT D-1 - Form of Officer's Certificate for the Borrower EXHIBIT D-2 - Form of
    Officer's Certificate for the Guarantor EXHIBIT E-1 - Form of Opinion of New York Counsel to the Borrower and

                           the Guarantor

    EXHIBIT E-2 - Form of Opinion of Venezuelan Counsel to the Borrower EXHIBIT E-3 - Form of Opinion of Panamanian Counsel to the Guarantor EXHIBIT F - Consent Letter from Agent for Service of Process


                                   (iii)

                   AMENDED AND RESTATED CREDIT AGREEMENT



          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 19, 2001 (this "Agreement"), is made among Panamco de Venezuela S.A., a Venezuelan corporation (the "Borrower"), Panamerican Beverages, Inc., a Panamanian corporation (the "Guarantor"), the financial institutions (the "Lenders") listed on the signature pages hereof and which may from time to time become parties hereto, Banco Bilbao Vizcaya Argentaria S.A., New York Branch ("BBVA"), a duly authorized branch of a banking corporation organized under the laws of the Kingdom of Spain, as administrative agent (together with any successors appointed pursuant to Article VIII, the "Administrative Agent") for the Lenders hereunder, and BBVA Securities Inc., a New York corporation, and Wachovia Securities, Inc., a North Carolina corporation, as arrangers (each, an "Arranger" and collectively, the "Arrangers").

          WHEREAS, the Borrower (through its predecessors in interest, Embotelladora Carabobo, S.A., Gaseosas Orientales, S.A., Embotelladora Maturin, S.A. and C.A. Embotelladora Nacional, each of which was merged with and into the Borrower as of November 1, 1999), the Guarantor, the 1999 Lenders (as hereinafter defined), the Administrative Agent and BBVA Securities Inc. entered into the Credit Agreement, dated as of July 16, 1999, amended pursuant to Amendment No. 1 dated as of September 30, 1999, Amendment No. 2 dated March 31, 2000, and Amendment No. 3 dated as of November 14, 2000 (as amended, the "Prior Agreement"), pursuant to which the Borrower incurred advances from the 1999 Lenders, of which an aggregate principal amount of $20,125,000 is outstanding as of the date hereof;

          WHEREAS, the Borrower, the Guarantor and the Lenders have agreed to amend and restate the Prior Agreement upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that the Prior Agreement is hereby amended and restated on and as of the Restatement Effective Date (as hereinafter defined) as follows:

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the preamble to this Agreement.

          "Administrative Agent's Account" shall mean account No. 36005487 of BBVA maintained at Citibank, N.A., New York (ABA No. 021000089), Att:
Loan Administration, or such other account at such other bank in New York City as the Administrative Agent shall specify from time to time to the Borrower and the Lenders.

          "Advance" shall mean (i) each Advance made by the 1999 Lenders to the Borrower under the Prior Agreement and outstanding as of the date hereof, as set forth opposite each 1999 Lender's name on Annex I hereto under the caption "Advances" or, if such Lender has entered into one or more Assignments and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) and/or (ii) each Advance made to the Borrower by the 2001 Lenders, if any, pursuant to
Section 2.01(b).

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that neither TCCC nor any of its direct or indirect Subsidiaries shall be considered an Affiliate of the Borrower, the Guarantor or any of their respective Subsidiaries.

          "Agreement" shall have the meaning specified in the preamble to this Agreement.

          "Applicable Margin" means (i) for the period from the Restatement Effective Date to the date that is the second anniversary of the Restatement Effective Date, 1.75% per annum, (ii) for the period from the second anniversary of the Restatement Effective Date to the Maturity Date, 2.00% per annum.

          "Arranger" shall have the meaning specified in the preamble to this Agreement.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and the Borrower, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "Back-to-Back Loan" means Debt of any Subsidiary owed to a third party that is fully collateralized by the proceeds of Debt incurred by the Guarantor.

          "BBVA" shall have the meaning specified in the preamble to this Agreement.

          "Borrower" shall have the meaning specified in the preamble to this Agreement.

          "Borrowing" means the borrowing consisting of simultaneous Advances made by the 2001 Lenders.

          "Borrowing Date" means the date on which the Borrowing hereunder occurs.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Advances, on which dealings are carried on in the London interbank market.

          "Capitalized Leases" has the meaning specified in clause (e) of the definition of Debt.

          "Change in Control" means:

               (a) the failure of the Shareholders (as defined in the Voting Trust Agreement) parties to the Voting Trust Agreement collectively to:

                   (i) own, directly or indirectly, on the Restatement Effective Date and until all Obligations owing under this Agreement and the other Loan Documents are paid in full and all Commitments have expired, at least a majority of the outstanding Voting Stock of the Guarantor on a fully diluted basis, free and clear of all Liens; or

                   (ii) control directly or indirectly, whether by the percentage of ownership of Voting Stock imposed by any applicable law, the possession of voting power or otherwise, the power to direct the affairs or control the composition of at least a majority of the board of directors, management committee, or other equivalent body, of the Guarantor; or

               (b) dissolution or termination of the Voting Trust
Agreement; or

               (c) the failure of TCCC to own (as a result of a sale by TCCC of such Common Stock described below), directly or indirectly, on the Restatement Effective Date and until all Obligations owing under this Agreement and other Loan Documents are paid in full, at least 25% of the outstanding Class B Common Stock of the Guarantor, 22.6% of the outstanding Class A Common Stock of the Guarantor and 100% of the, outstanding Class C Preferred Stock of the Guarantor, in each case, on a fully diluted basis, free and clear of all Liens (it being understood that such percentage will be reduced on a proportionate basis in the event of any issuance or sale of Class A Common Stock or Class B Common Stock in which TCCC does not acquire its proportionate share); or

               (d) any reduction in the number of directors nominated by TCCC to the Guarantor's Board of Directors as compared to the number of such directors nominated by TCCC as of the date of this Agreement.

          "Coca-Cola Entity" means TCCC and any Wholly-Owned Subsidiary of
TCCC.

          "Commitment" has the meaning specified in Section 2.01(b), and as set forth opposite each 2001 Lender's name on Annex II hereto under the caption "Commitments" or, if such Lender has entered into one or more Assignments and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 9.07(c)..

          "Commitment Expiration Date" means the date 10 days after the Restatement Effective Date.

          "Compensation Plan" of the Guarantor or any Subsidiary thereof means any program, plan or similar arrangement (other than employment contracts) relating generally to compensation, pension, employment or similar arrangements to which the Guarantor or such Subsidiary (individually or in connection with any other Person) may have any liability.

          "Confidential Information" means information furnished by or on behalf of the Borrower, the Guarantor or their respective Affiliates to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that (i) is or becomes generally available to the public or (ii) is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower, the Guarantor or their respective Affiliates other than as a result of a breach by the Administrative Agent or any Lender of its obligations hereunder.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Debt" means the outstanding principal amount of all Debt of any Person and its Consolidated Subsidiaries; provided, however, that Debt of the Guarantor's Consolidated Subsidiaries shall not include any Debt of any Subsidiary to the extent, but only to the extent, that such Debt, (i) is held by the Guarantor, whether in the form of a loan, participating interest or other instrument evidencing indebtedness or other Obligation of the Subsidiary so long as material enforcement, waiver or amendment decision regarding such Debt may be taken only by the Guarantor, or (ii) represents a Back-to-Back Loan.

          "Consolidated EBITDA" means, for any period, the sum, without duplication, of

               (a) Consolidated Operating Income for such period,

               plus

               (b) all depreciation and amortization of assets (including Intangible Assets) of any Person and its Subsidiaries deducted in determining Consolidated Operating Income for such period.

          "Consolidated Net Worth" means, for any date, the Consolidated stockholders' equity of the Guarantor and its Subsidiaries (set forth on the line "total shareholders' equity" on the Guarantor's balance sheet) on such date.

          "Consolidated Operating Income" means, with respect to any Person and its Subsidiaries for any period, the Consolidated operating income (or loss), before interest, taxes and extraordinary items, of such Person and its Subsidiaries for such period.

          "Consolidated Tangible Net Assets" means as of any date, the total amount of assets of the Guarantor and its Subsidiaries, less (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Subsidiaries, all as reflected on the consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

          "DCR" means Duff & Phelps Credit Rating Co. ---

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"), (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such capital stock, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, however, that Debt shall not include trade accounts payable arising in the ordinary course of business.

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Designated Affiliate" means a majority-controlled Affiliate of a Lender whose name and principal place of business are set forth opposite such Lender's name on Annex I or Annex II hereto under the caption "Designated Affiliates," or in the Assignment and Acceptance pursuant to which it became a Lender, or such other Affiliate or Affiliates of such Lender as such Lender may specify by notice from time to time to the Borrower and the Administrative Agent.

          "Designated Branch" means the branch of a Lender whose name and location are set forth opposite such Lender's name on Annex I or Annex II hereto under the caption "Designated Branches" or in the Assignment and Acceptance pursuant to which it became a Lender, or such other branch or branches or other office or offices of such Lender as such Lender may specify by notice from time to time to the Borrower and the Administrative Agent.

          "Disclosure Schedule" means the Disclosure Schedule set forth as Annex III hereto.

          "Dollar" means freely transferable lawful money of the United
States.

          "Eligible Assignee" means (a) a commercial bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) having total assets in excess of U.S.$250,000,000 and (b) any Designated Affiliate or Designated Branch.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum determined by the Administrative Agent based on the rate(s) quoted on the Reuters Screen LIBO Page at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If only one rate appears on the Reuters Screen LIBO Page, the rate in clause
(a) above will be such rate, and if two or more rates appear on the Reuters Screen LIBO Page, the rate in clause (a) above will be the arithmetic mean of such rates. The Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent.

          "Eurodollar Rate Reserve Percentage" for any Interest Period for each Advance means the reserve percentage applicable two Business Days before the first day of such Interest Period, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Advances is determined) having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 6.01.

          "Existing Debt" means Debt of the Guarantor and its Subsidiaries outstanding on the date hereof.

          "Existing Debt Agreement" means any agreement or instrument pursuant to which any Existing Debt has been issued or incurred.

          "Facility" means the aggregate amount of the Advances and the Commitments.

          "Federal Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended from time to time.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "GAAP" means generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements furnished to the Lenders prior to the date of this Agreement.

          "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state, tribal, local or political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or any other similar dispute-resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "Guaranteed Obligations" has the meaning specified in Section
7.01(a).

          "Guarantor" has the meaning specified in the preamble to this Agreement.

          "Guaranty" shall mean the guaranty set forth in Article 7.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

          "Holding Company of the Borrower" means Embotelladora Coca-Cola y Hit de Venezuela, S.A., a Panamanian corporation.

          "Indemnified Party" has the meaning specified in Section 9.04(b).

          "Intangible Assets" means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of the last fiscal quarter ended prior to the Restatement Effective Date or the date of acquisition, if acquired subsequent to the Restatement Effective Date, and all other items which would be treated as intangibles on the Consolidated balance sheet of the Guarantor and its Subsidiaries.

          "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA to (ii) the Consolidated gross interest expense (including related fees) of the Guarantor and its Subsidiaries for such period; provided, however, that the calculation of the Interest Coverage Ratio shall not include any interest on any Debt of any Subsidiary to the extent that such Debt (i) is owed by a Subsidiary to the Guarantor, whether in the form of a loan, participation interest or other instrument evidencing indebtedness or other Obligation of the Subsidiary so long as material enforcement, waiver or amendment decision regarding such Debt may be taken only by the Guarantor, or (ii) represents a Back-to-Back Loan.

          "Interest Period" means (i) the initial period specified in
Section 2.07(a), and (ii) each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may elect upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

               (a) no Interest Period may end after the Maturity Date;

               (b) all outstanding Advances shall at all times have the same Interest Period, with the exception of the initial Interest Period specified in Section 2.07(a);

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) except with respect to the Interest Periods described in clause (a) above, whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person and, in the case of any permitted Investment in which the company in which such Investment is made becomes a Subsidiary of the Guarantor, the amount of such Investment shall include the amount of any Debt of such Subsidiary at such time; provided that the "cash amount" of any Investment shall not be deemed to include such Debt.

          "Lender" means each Lender listed on the signature pages hereof and each Eligible Assignee that becomes a party hereto pursuant to Section 9.07.

          "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Annex I or Annex II hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as it may from time to time specify by notice to the Borrower and the Administrative Agent.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement, each Note and each other instrument, agreement, certificate, notice or other document executed and/or delivered pursuant hereto or thereto or in connection herewith or therewith.

          "Margin Stock" means any "margin stock" or "margin security" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System.

          "Material Adverse Change" means, with respect to any Person, a material adverse change in the business, condition (financial or otherwise), operations, performance, properties, assets or prospects of such Person and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties, assets or prospects of such Person and its Subsidiaries taken as a whole or (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document.

          "Maturity Date" means July 16, 2004.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only (a) reasonable and customary brokerage commissions, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction or in connection with dividends paid to enable the Borrower to pay Net Cash Proceeds to the Lenders as contemplated herein, and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

          "Net Issuance Proceeds" means, with respect to any issuance, sale or incurrence of any Debt in the international financial markets, the aggregate amount of cash received from time to time by or on behalf of such Person after deducting therefrom only (a) placement agents' or underwriters' commissions, and (b) other reasonable and customary fees and expenses (including, without limitation, fees and expenses of counsel and bankers) payable by or on behalf of such Person in connection with such issuance, sale or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction or to the issuance, sale or incurrence that is the subject thereof.

          "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

          "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect to such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Borrower and the Guarantor under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower and the Guarantor under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower or the Guarantor in accordance with the Loan Documents.

          "Other Currency" has the meaning specified in Section 9.11(a).

          "Other Taxes" has the meaning specified in Section 2.10(b).

          "Permitted Liens" means, with respect to any Person:

               (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business;

               (b) Liens imposed by law, such as carriers', warehousemen's, laborers', materialmen's, landlords', vendors', workmen's, operators', producers' and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings of review;

               (c) Liens for taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

               (d) minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

               (e) Liens existing on or provided for under the terms of agreements existing on the Restatement Effective Date and described in Item 5.02(a) of the Disclosure Schedule;

               (f) Liens on property at the time the Guarantor or any of its Subsidiaries acquired the property or the entity owning such property, including any acquisition by means of a merger or consolidation with or into the Guarantor; provided, however, that any such Lien may not extend to any other property owned by the or any of its Subsidiaries;

               (g) Liens securing Hedge Agreements so long as (i) such Hedge Agreements are of the type customarily entered into in connection with, and are entered into for, the bona fide purpose of reducing financial risk relating to interest rate or foreign exchange fluctuations, and (ii) the collateral securing obligations in respect of such Hedge Agreements (A) consists only of cash or cash equivalents, and (B) does not exceed in market value on any date an amount equal to 1.5% of Consolidated Tangible Net Assets (calculated as of the end-date of the last quarter for which Consolidated financial statements have been distributed);

               (h) Liens on accounts receivable, inventory or bottles and cases to secure working capital or revolving credit Debt incurred by any Subsidiary of the Guarantor in the ordinary course of business;

               (i) Purchase Money Liens;

               (j) Liens securing only Debt of a Wholly-Owned Subsidiary of the Guarantor to the Guarantor or one or more Wholly-Owned Subsidiaries of the Guarantor;

               (k) Liens on any property to secure Debt incurred in connection with the construction, installation or financing of bottling facilities financed through Debt issued by a Coca-Cola Entity or any subsidiary of it;

               (l) Liens resulting from the deposit funds or evidences of Debt in trust for the purpose of defeasing Debt of the Guarantor or any of its Subsidiaries;

               (m) legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

               (n) rights of a common owner of any interest in property held by such Person;

               (o) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other

Person becoming such a Subsidiary of such Person; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

               (p) any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

               (q) Liens in favor of the issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; provided, however, that the obligations in respect of such letters of credit do not constitute Debt;

               (r) Liens arising in connection with Capitalized Leases in an aggregate principal amount not to exceed U.S.$75,000,000 at any time outstanding; and

               (s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any Debt secured by any Lien referred to in the foregoing clauses (e) through (l); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on or to such property) and (ii) the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Debt described under clauses (e) through (l) at the time the original Lien became a Permitted Lien under this Agreement and (B) any amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Prior Agreement" has the meaning specified in the recitals hereto.

          "Process Agent" has the meaning specified in Section 9.12(a).

          "Purchase Money Lien" means a Lien on property securing Debt incurred by the Guarantor or any of its Subsidiaries to provide funds for all or any portion of the cost of acquiring, constructing, altering, expanding, improving or repairing such property or assets used in connection with such property.

          "Register" has the meaning specified in Section 9.07(c).

          "Required Lenders" means at any time Lenders owed (or holding in the aggregate) at least 66 2/3% of (a) the sum of the then-aggregate unpaid principal amount of the Advances and (b) the then aggregate unused Commitments; provided, however, that for purposes of this definition neither (i) the Borrower, nor any of its respective Affiliates, if a Lender, nor (ii) any Lender who has defaulted on any of its obligations hereunder, shall be included in (x) the Lenders owed such amount of the Advances or holding such amount of the Commitments or (y) the determination of the aggregate unpaid principal amount of the Advances or the aggregate unused Commitments.

          "Restatement Effective Date" has the meaning specified in Section
3.01.

          "Reuters Screen LIBO Page" means the display of London interbank offered rates (commonly known as "LIBOR") of major banks for Eurodollar deposits designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page for the purpose of displaying such London interbank offered rates for Eurodollar deposits).

          "Significant Subsidiary" has the meaning specified for a "significant subsidiary" as defined in Rule 405 under the Securities Act of 1933, as amended.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of its liabilities, including, without limitation, contingent liabilities, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital.

          "Standard & Poor's" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. References to a Subsidiary, unless otherwise specifically stated, or the context otherwise requires, shall be reference to a Subsidiary of the Guarantor.

          "Taxes" has the meaning specified in Section 2.10(a).

          "TCCC" means The Coca-Cola Company, a Delaware corporation, or any successor thereto.

          "United States" and "U.S." each means United States of America.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Voting Trust Agreement" means the Voting Trust Agreement for certain shares of Panamerican Beverages, Inc., amended and restated as of April 20, 1993, and as further amended on July 15, 1993, among the Shareholders parties thereto and the Voting Trustees parties thereto.

          "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person if all of the common stock or other similar equity ownership interests (but not including preferred stock) in such Subsidiary (other than any directors' qualifying shares or shares issued to Persons to comply with local laws) is owned directly or indirectly by such Person.

          "1999 Lender" means each Lender listed on Annex I hereto.

          "2001 Lender" means each Lender listed on Annex II hereto.

          SECTION 1.02 Certain Defined Terms Relating to Environmental Regulation. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any supranational, federal, national, state, provincial, tribal, local or municipal law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority within or outside the United States relating to or imposing standards of conduct concerning the environment, health, safety or Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law, and (c) any other substance, exposure to which is regulated under any Environmental Law.

          SECTION 1.03 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding."

                                 ARTICLE II

                     AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01 The Advances.

               (a) Existing Advances. Each 1999 Lender severally agrees, on the terms and conditions hereinafter set forth, to maintain, from and after the Restatement Effective Date, the Advance made by such 1999 Lender to the Borrower pursuant to the Prior Agreement (or acquired by such Lender by way of an Assignment and Acceptance prior to the Restatement Effective Date) and outstanding immediately prior to the Restatement Effective Date. The principal amount of Advances maintained by each 1999 Lender on the date hereof is set forth opposite such 1999 Lender's name on Annex I hereto under the caption "Advances."

               (b) New Advances. Each 2001 Lender severally agrees, on the terms and conditions hereinafter set forth, at any time prior to the Commitment Expiration Date, to make a single Advance to the Borrower, which Advance shall not exceed for any 2001 Lender, in aggregate principal amount, the amount set forth opposite such 2001 Lender's name on Annex II hereto under the caption "Commitments" or, if such 2001 Lender has entered into one or more Assignments and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) (such amount, as reduced pursuant to Section 2.04(a), being such 2001 Lender's "Commitment").

          SECTION 2.02 Making the New Advances.

               (a) The Borrowing of Advances made by the 2001 Lenders shall be made on notice given by the Borrower to the Administrative Agent not later than 4:00 P.M. (New York City time) on the third Business Day prior to the proposed Borrowing Date (the "Notice of Borrowing"). Immediately following receipt of the Notice of Borrowing, the Administrative Agent shall give to each 2001 Lender notice thereof by telex or facsimile transmission. The Notice of Borrowing shall be sent by the Borrower by telex or facsimile transmission, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein (i) the requested Borrowing Date, (ii) the requested aggregate amount of the Borrowing, and (iii) the initial Interest Period specified in Section 2.07(a). The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Administrative Agent shall promptly notify each 2001 Lender of the applicable interest rate under Section 2.07. Each 2001 Lender shall, before 11:00 A.M. (New York City time) on the Borrowing Date, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such 2001 Lender's ratable portion of the Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.02, the Administrative Agent will make such funds available to the Borrower by crediting the account of the Borrower, in immediately available funds.

               (b) Anything in clause (a) above to the contrary notwithstanding, the Borrower may not request the Borrowing hereunder if the aggregate amount of the Borrowing is less than U.S.$25,000,000.

               (c) Unless the Administrative Agent shall have received notice from a 2001 Lender prior to the Borrowing Date that such 2001 Lender will not make available to the Administrative Agent such 2001 Lender's ratable portion of the Borrowing, the Administrative Agent may assume that such 2001 Lender has made such portion available to the Administrative Agent on the Borrowing Date in accordance with clause (a) of this Section
2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such 2001 Lender shall not have so made such ratable portion available to the Administrative Agent, such 2001 Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to the Borrowing and (ii) in the case of the Lender, the Federal Funds Rate. If the Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such 2001 Lender's Advance as part of the Borrowing for purposes of this Agreement.

               (d) The failure of any 2001 Lender to make an Advance to be made by it as part of the Borrowing shall not relieve any other 2001 Lender of its obligation, if any, hereunder to make its Advance on the Borrowing Date, but no 2001 Lender shall be responsible for the failure of any other 2001 Lender to make an Advance to be made by such other 2001 Lender on the Borrowing Date.

          SECTION 2.03 Notes. The Advances of each Lender to the Borrower shall be evidenced by a Note payable to the order of such Lender in an amount equal to such Lender's Advance or Commitment. Each Lender shall record in its records, and on the schedule attached to its Note, the name of the Borrower, the date and amount of each Advance made by such Lender thereunder, each repayment or prepayment thereof, and the dates on which the Interest Period for such Advances shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of each Advance made to the Borrower together with all interest accruing thereon.

          SECTION 2.04 Prepayments.

               (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, the Borrower, or any individual Borrower, shall, prepay the outstanding principal amount of the Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, without premium or penalty but subject to breakage costs pursuant to
Section 2.12; provided, however, that each partial prepayment shall be in a minimum aggregate principal amount of U.S.$1,000,000 or an integral multiple of U.S.$250,000 in excess thereof and each prepayment shall be applied pro rata among the Advances to the repayment of the principal thereof in the inverse order of maturity. Prepayments of Advances will be without premium or penalty; provided that prepayments not made on the last day of the Interest Period shall be subject to Section
2.12. Any amount prepaid under this Section 2.04(a) may not be reborrowed. All prepayments under this Section 2.04(a) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

               (b) Scheduled Repayments. The Borrower shall repay the aggregate principal amount of the Advances in six equal semi-annual installments on each January 16 and July 16, commencing on July 16, 2001, and ending January 16, 2004, and one final installment of the aggregate principal amount of the Advances outstanding on the Maturity Date.

          SECTION 2.05 Interest.

               (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made to it from the date of such Advance until such principal is paid in full, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of (A) the Eurodollar Rate for such Interest Period (provided, however, that for the initial Interest Period applicable to the Advances made by the 2001 Lenders, the Eurodollar Rate shall be calculated on the basis of the two-month Eurodollar Rate determined two days prior to the Borrowing Date plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period (or, in the case of an Interest Period in excess of three months, on the date occurring at three month intervals after the first day of such Interest Period), and on the date of any payment or prepayment of such principal amount and on the Maturity Date.

               (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Advance made to it and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2.0% per annum above the rate per annum required to be paid on Advances outstanding at the time pursuant to clause (a) above.

          SECTION 2.06 Fees. The Borrower agrees to pay to the Administrative Agent and the Arrangers such fees as have been agreed to in writing between the Borrower, the Administrative Agent and the Arrangers.

          SECTION 2.07 Continuations, Interest Rate Determination.

               (a) The current Interest Period applicable to the Advances made by the 1999 Lenders shall end on May 29, 2001. The initial Interest Period applicable to the Advances, if any, made by the 2001 Lenders shall commence on the Borrowing Date and end on May 29, 2001. From and after May 29, 2001, all outstanding Advances shall at all times have the same Interest Period. On the third Business Day prior to the expiration of an Interest Period (including the initial Interest Period specified in the immediately preceding sentence), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the Interest Period applicable to the Advances.

               (b) Failing receipt by the Administrative Agent of any notice in accordance with clause (a) above, the Borrower shall be conclusively deemed to have elected to an Interest Period of three months.

               (c) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a) or (b).

          SECTION 2.08 Increased Costs, Etc.

               (a) If, due to either (i) the introduction of or any change in, or in the interpretation of, any law or regulation or (ii) the need to comply with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted or made after the date of this Agreement (except, with respect to both subclauses (i) and (ii), any law, regulation, guideline or request addressed in Section 2.10), there shall be any increase in the cost to any Lender or any Person controlling such Lender of agreeing to make or making, funding or maintaining Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amounts required fully to compensate such Lender for such increased cost or reduced amount; provided, however, that notice in respect of any additional amounts payable hereunder in respect of any Interest Period shall not be effective, and no such additional amounts shall be payable hereunder in respect of such Interest Period, unless such notice is given not later than the 360th day following the Maturity Date. No such additional amounts shall be payable hereunder for increased costs incurred in respect of any period from 90 days after the date on which such Lender becomes actually aware of such increased cost to the date on which such Lender delivers notice of such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

               (b) If any Lender determines that (i) the introduction of or any change in, or in the interpretation of, any law or regulation or (ii) the need to comply with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted or made after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender and such Lender determines that the amount of such capital is increased as a result of such Lender's Commitment to lend or Advance made hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitment to lend or Advance made hereunder; provided, however, that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increase in capital and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amounts required fully to compensate such Lender for such increased cost or reduced amount; provided, however, that notice in respect of any additional amounts payable hereunder in respect of any Interest Period shall not be effective, and no such additional amounts shall be payable hereunder in respect of such Interest Period, unless such notice is given not later than the 360th day following the Maturity Date. No such additional amounts shall be payable hereunder for increased capital requirements for any period from 90 days after the date on which such Lender becomes actually aware of such increased capital requirements to the date on which such Lender delivers notice of such increased capital requirements. A certificate as to such amounts submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

               (c) If, with respect to any Advance, the Lenders who are owed at least 20% of the then-aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to such Lenders of making, funding or maintaining their Advance for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Advance will automatically, on the last day of the then-existing Interest Period therefor, bear interest at the Federal Funds Rate in effect from time to time during each succeeding Interest Period, plus the Applicable Margin, and (ii) the obligation of the Lenders to make Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

               (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Lending Office to perform its obligations hereunder to make Advances or to continue to fund or maintain the Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Advance of such Lender will automatically, upon such demand, at the end of the current Interest Period therefor (or sooner if required by law), bear interest at the Federal Funds Rate in effect from time to time during each succeeding Interest Period, plus the Applicable Margin, and (ii) the obligation of such Lender to make Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Lender or its Lending Office to continue to perform its obligations to make Advances or to continue to fund or maintain Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.09 Payments and Computations.

               (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 2.08(a), 2.08(b), 2.10 or 2.12) to the Lenders for the account of their Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate shares of the principal amount of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender as the Administrative Agent shall direct.

               (c) All computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days and 365/66 days, respectively, and for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall, in such case, be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the

Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

               (f) The Borrower shall make all payments hereunder and under the Notes regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Authority or regulatory body and which may adversely affect the Borrower's obligation to make, or the right of the holder of any Note to receive, such payments.

          SECTION 2.10 Taxes.

               (a) Any and all payments to be made by the Borrower hereunder, under the Notes, or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, franchise taxes, taxes, levies, imposts, deductions, charges or withholdings (and all liabilities with respect thereto) imposed on or measured by reference to net income which are imposed on such Lender or the Administrative Agent by (i) the United States of America, (ii) any political subdivision of the United States or
(iii) any foreign jurisdiction or political subdivision thereof under the laws of which the Administrative Agent or such Lender is organized, or in which such Lender or the Administrative Agent, respectively, has qualified to do or in fact does business (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount required to be deducted to the relevant taxing authority or other authority in accordance with applicable law. The Administrative Agent and each Lender shall provide to the Borrower such forms and certifications as are reasonably necessary to avoid or reduce the Borrower' obligation to deduct Taxes from any payment hereunder; provided that neither the Administrative Agent nor any Lender shall be required to furnish any such form or certification to the extent such Person reasonably determines (consistent with its internal policy and legal and regulatory restrictions) that such action would be disadvantageous to such Person.

               (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any excise or property taxes or any other charges or similar levies that arise from any payment made hereunder or under the Notes or any other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

               (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) make written demand therefor.

               (d) Within 45 days after the date of any payment of Taxes by a Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof (or, if a receipt cannot be obtained in the applicable jurisdiction, other appropriate evidence of payment thereof).

               (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Notes.

          SECTION 2.11 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advance owing to it (other than pursuant to Section 2.08(a), 2.08(b), 2.10 or 2.12) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase from such Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.12 Funding Losses. In the event any Lender shall incur any loss, cost, or expense (including any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue, or maintain any portion of the principal amount of any Advance), but excluding any loss of any margin above the Eurodollar Rate, as a result of:

               (a) any repayment or prepayment of the principal amount of any Advances on a date other than the scheduled last day of the Interest Period applicable thereto;

               (b) any Advances not being made in accordance with the Notice of Borrowing therefor; or

               (c) any Advances not being continued for the Interest Period specified in accordance with the relevant notice therefor;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender (for its own account) such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss, cost or expense. Such written notice (which shall include all calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

          SECTION 2.13 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for the purchase of certain equipment and for general corporate purposes.

                                ARTICLE III

                            CONDITIONS PRECEDENT

          SECTION 3.01 Conditions Precedent to Effectiveness of Amendment and Restatement. This Agreement shall be effective on March 19, 2001 (the "Restatement Effective Date"), provided each of the following conditions shall have been satisfied on or prior to such date:

               (a) The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Guarantor and all the Lenders.

               (b) The Administrative Agent and the Lenders shall have completed a due diligence investigation of the Borrower, the Guarantor and their respective Subsidiaries with results satisfactory to the Administrative Agent and the Lenders, and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower, the Guarantor and their respective Subsidiaries, and each shall have received such financial, business and other information regarding the Borrower, the Guarantor and their respective Subsidiaries, as the Administrative Agent and the Lenders shall have reasonably requested.

               (c) The Administrative Agent shall have received:

                   (i) a certificate of the Borrower, in substantially the form of Exhibit D-1 hereto, signed on behalf of the Borrower by a duly authorized officer or agent of the Borrower and its Secretary or any Assistant Secretary, together with certified copies of (A) the resolutions of the Board of Directors of the Borrower approving the Borrower's execution, delivery, and performance of the Loan Documents and the transactions contemplated thereby, (B) all documents evidencing other necessary corporate action and consents or approvals of any Governmental Authority, if any, with respect to the Loan Documents and the transactions contemplated thereby, (C) the constitutional documents of the Borrower and (D) a complete and accurate organizational chart of the Borrower and its Subsidiaries; or

                    (ii) a certificate of the Guarantor, in substantially the form of Exhibit D-2 hereto, signed on behalf of the Guarantor by a duly authorized officer or agent of the Guarantor and its Secretary or any Assistant Secretary, together with certified copies of (A) the resolutions of the Board of Directors of the Guarantor approving the Guarantor's execution, delivery, and performance of the Loan Documents to which the Guarantor is a party and the transactions contemplated thereby, (B) all documents evidencing other necessary corporate action and consents or approvals of any Governmental Authority, if any, with respect to the Loan Documents and the transactions contemplated thereby, (C) the constitutional documents of the Guarantor and (D) a complete and accurate organizational chart of the Guarantor and its Subsidiaries.

               (d) The Administrative Agent shall have received (i) the Consolidated audited financial statement of the Holding Company of the Borrower as of December 31, 2000 and (ii) the preliminary version of the Consolidated audited financial statements of the Guarantor and its respective Subsidiaries as of December 31, 2000.

               (e) The Administrative Agent shall have received the duly executed Notes payable to the order of the respective Lenders.

               (f) The Administrative Agent shall have received an opinion of Cravath, Swaine & Moore, special New York counsel for the Borrower and the Guarantor, in substantially the form of Exhibit E-1 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

               (g) The Administrative Agent shall have received an opinion of Rafael Villegas, local counsel to the Borrower in Venezuela, in substantially the form of Exhibit E-2 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

               (h) The Administrative Agent shall have received an opinion of Arias, Fabrega & Fabrega, local counsel to the Guarantor in Panama, in substantially the form of Exhibit E-3 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

               (i) The Administrative Agent shall have received a letter, in substantially the form of Exhibit F hereto, confirming the appointment of CT Corporation System as Process Agent for the Borrower and the Guarantor.

               (j) The Administrative Agent shall have received such other certificates, documents and opinions of counsel as any Lender through the Administrative Agent may reasonably request.

               (k) There shall not have occurred any material adverse change in any country in which the Borrower, the Guarantor and their respective Subsidiaries operate, or in the international loan syndication or financial or capital market conditions generally from those in effect on the date hereof.

               (l) There shall not have occurred any material adverse change in the condition, financial or otherwise, business, operations, performance, properties or prospects of the Borrower, the Guarantor or any of their respective Subsidiaries since December 31, 1999.

               (m) The following statements shall be true:

               (i) the representations and warranties of the Borrower and the Guarantor contained in each Loan Document and the statements contained in each certificate delivered pursuant to any Loan Document are correct in all material respects on and as of the Restatement Effective Date, before and after giving effect to the Advances made on such date and the application of the proceeds therefrom, as though made on and as of such date except to the extent any such representation and warranty relates solely to an earlier date; and

               (ii) no event has occurred and is continuing, or would result from such Advances or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.02 Conditions Precedent to the Borrowing.

               (a) The Administrative Agent shall have a Notice of Borrowing with respect to the Advances to be made on the Borrowing Date meeting the requirements of Section 2.02(a).

               (b) The Borrower shall have paid all accrued fees of the Administrative Agent (including any such fees as shall be agreed to in writing pursuant to Section 2.06) and reimbursed the Administrative Agent for all reasonable out-of-pocket expenses incurred in accordance with
Section 9.04(a)(i).

               (c) There shall not have occurred any material adverse change in any country in which the Borrower, the Guarantor and their respective Subsidiaries operate, or in the international loan syndication or financial or capital market conditions generally from those in effect on the date hereof.

               (d) There shall not have occurred any material adverse change in the condition, financial or otherwise, business, operations, performance, properties or prospects of the Borrower, the Guarantor or any of their respective Subsidiaries since December 31, 1999.

               (e) The following statements shall be true (and the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrower that on the date of the Borrowing such statements are true):

               (i) the representations and warranties of the Borrower and the Guarantor contained in each Loan Document and the statements contained in each certificate delivered pursuant to any Loan Document are correct in all material respects on and as of the date of the Borrowing, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date except to the extent any such representation and warranty relates solely to an earlier date; and

               (ii) no event has occurred and is continuing, or would result from the Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.03 Determinations Under Section 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent specified in accordance with Section 9.02 shall have received written notice from such Lender prior to the Restatement Effective Date or the Borrowing, as the case may be, specifying its objection thereto, and, in the case of written notice received by the Administrative Agent prior to the Borrowing, such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of the Borrowing.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

          SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

               (a) The Borrower and each of its Subsidiaries (i) is a corporation duly organized and validly existing (and, in the case of any such Subsidiary incorporated under the laws of one of the States comprising the United States, in good standing) under the laws of its jurisdiction of formation, (ii) is duly qualified as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where failure to so qualify would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to do so would be reasonably likely not to result in a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

               (b) The execution, delivery and performance by the Borrower of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's constitutional documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) except as set forth on Item 4.02(c) of the Disclosure Schedule, conflict with or result in the breach of, constitute a default under, or cause or permit any acceleration of the maturity of, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or assets, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Borrower or any of its Subsidiaries. None of the Borrower nor any of its respective Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to result in a Material Adverse Effect.

               (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, or (ii) the exercise by the Administrative Agent or any Lender of its rights under any Loan Document to which the Borrower is a party or the remedies provided thereunder.

               (d) This Agreement has been, and each Loan Document to which each Borrower is or is to be a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each other Loan Document to which the Borrower is or is to be a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and general principles of equity.

               (e) The Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations and orders, except where the failure to so comply would not be reasonably likely to result in a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

               (f) All written information heretofore or contemporaneously herewith furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby is, and all written information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

               (g) Except as set forth in Item 4.02(j) of the Disclosure Schedule, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries (and, with respect to unasserted claims, to the knowledge of the Borrower) (including, but not limited to, any Environmental Action) pending or threatened before any court, Governmental Authority or arbitrator that (i) if adversely determined, would be reasonably likely to result in a Material Adverse Effect or (ii) would be reasonably likely to adversely affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document, or the consummation of the transactions contemplated hereby or thereby.

               (h) None of the Borrower nor any of its respective Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" required to be registered as such within the meaning of the United States Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds of repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (i) Neither the Borrower nor any of its respective properties or assets has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of its incorporation.

               (j) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds of any Advance will be used for the purpose of, or be made available by the Borrower or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in, purchasing or carrying Margin Stock.

               (k) The Borrower will use the proceeds of the Advances to purchase certain equipment and for general corporate purposes.

          SECTION 4.02 Representations and Warranties of the Guarantor. The Guarantor represents and warrants as follows:

               (a) The Guarantor and each of its Subsidiaries (i) is a corporation duly organized and validly existing (and, in the case of any such Subsidiary incorporated under the laws of one of the States comprising the United States, in good standing) under the laws of its jurisdiction of formation, (ii) is duly qualified as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where failure to so qualify would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to do so would be reasonably likely not to result in a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole.

               (b) Set forth on Item 4.02(b) of the Disclosure Schedule is a complete and accurate organizational chart for the Guarantor and its Subsidiaries showing as of the Restatement Effective Date (as to each such Subsidiary) (x) the jurisdiction of its incorporation and (y) the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Guarantor and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights as at the Restatement Effective Date; and the information set forth therein is correct in all material respects. All of the shares of the Guarantor and each of its Subsidiaries have been validly issued, fully paid, are non-assessable and are owned by the Guarantor or one or more of its Subsidiaries and such stock ownership is shown on the stock registry of the relevant Subsidiary issuing such shares free and clear of all Liens. Except as disclosed in such Item 4.02(b) of the Disclosure Schedule, all the shares of outstanding capital stock of all of such Subsidiaries that the Guarantor purports to own as set forth in Item 4.02(b) of the Disclosure Schedule have been validly issued, are fully paid and non-assessable and are owned by the Guarantor or one or more of its Subsidiaries free and clear of all Liens.

               (c) The execution, delivery and performance by the Guarantor of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Guarantor's constitutional documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) except as set forth on Item 4.02(c) of the Disclosure Schedule, conflict with or result in the breach of, constitute a default under, or cause or permit any acceleration of the maturity of, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Guarantor, any of its Subsidiaries or any of their properties or assets, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Guarantor or any of its Subsidiaries. Neither the Guarantor nor any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to result in a Material Adverse Effect.

               (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Guarantor of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, or (ii) the exercise by the Administrative Agent or any Lender of its rights under any Loan Document to which the Guarantor is a party or the remedies provided thereunder.

               (e) This Agreement has been, and each Loan Document to which the Guarantor is or is to be a party when delivered hereunder will have been, duly executed and delivered by the Guarantor. This Agreement is, and each other Loan Document to which the Guarantor is or is to be a party when delivered hereunder will be, the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and general principles of equity.

               (f) The Guarantor and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations and orders, except where the failure to so comply would not be reasonably likely to result in a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole.

               (g) The audited Consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1999, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, accompanied (in the case of such Consolidated financial statements) by an opinion of Arthur Andersen & Co., independent public accountants, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the Consolidated results of the operations of the Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis.

               (h) Since December 31, 1999, there has been no Material Adverse Change.

               (i) All written information (other than projections with respect to the future financial performance of the Guarantor and its Subsidiaries) heretofore or contemporaneously herewith furnished by or on behalf of the Guarantor or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby is, and all written information (other than projections with respect to the future financial performance of the Guarantor and its Subsidiaries) hereafter furnished by or on behalf of the Guarantor or any of its Subsidiaries to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading. All projections with respect to the future financial performance of the Guarantor and its Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Guarantor or any of its Subsidiaries to the Administrative Agent or any Lender have been, and all such projections hereafter furnished by or on behalf of the Guarantor or any of its Subsidiaries to the Administrative Agent or any Lender will be, prepared in good faith and represent or will represent the Guarantor's realistic views as to such performance at the time such projections were prepared.

               (j) Except as set forth in Item 4.02(j) of the Disclosure Schedule, there is no action, suit, investigation, litigation or proceeding affecting the Guarantor or any of its Subsidiaries (and, with respect to unasserted claims, to the knowledge of the Guarantor) (including, but not limited to, any Environmental Action) pending or threatened before any court, Governmental Authority or arbitrator that (i) if adversely determined, would be reasonably likely to result in a Material Adverse Effect or (ii) would be reasonably likely to adversely affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document, or the consummation of the transactions contemplated hereby or thereby.

               (k) (i) Neither the Guarantor nor any of its Subsidiaries has taken any action (including any steps to terminate any Compensation Plan), nor made any omission

     (including any failure to make any required contribution to any Compensation Plan), with respect to any Compensation Plan, in either case which (a) would result in a liability to the Guarantor or any Subsidiary in excess of U.S.$1,000,000 (or the equivalent in any other currency), (b) would give rise to a Lien over any of its properties, assets, or revenues, or (c) would be reasonably likely to result in a Material Adverse Effect; and

               (ii) the Guarantor and each of its Subsidiaries is in compliance in all material respects with the regulatory requirements of applicable law relating to pensions, employee retirement benefits and social security and has made all payments required to be made pursuant thereto. Except as set forth in Item 4.02(k) of the Disclosure Schedule, neither the Guarantor nor any of its Subsidiaries sponsors, or is required to contribute to, any Compensation Plan, except such Compensation Plans that do not require funding and that may be terminated by the Guarantor or the applicable Subsidiary, as the case may be, without its incurring any liability.

               (l) Except as set forth in Item 4.02(l) of the Disclosure Schedule, each of the Guarantor and its Subsidiaries has filed all material tax return-s and reports required to be filed, and have paid all material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Guarantor or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

               (m) (i) Except as set forth in Item 4.02(m) of the Disclosure Schedule, the operations and properties of the Guarantor and each of its Subsidiaries comply in all material respects with all Environmental Laws, all materially necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Guarantor and its Subsidiaries, the Guarantor and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, except where the failure to comply with or obtain such Environmental Permits would not be reasonably likely to result in a Material Adverse Effect and no circumstances exist that could (A) form the basis of an Environmental Action against the Guarantor or any of its Subsidiaries or any of their properties that would be reasonably likely to result in a Material Adverse Effect or
     (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law; and

               (ii) Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of the Guarantor or any of its Subsidiaries, except in compliance with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits and except where the failure to comply with Environmental Laws or obtain such Environmental Permits would not be reasonably likely to result in a Material Adverse Effect.

               (n) Neither the Guarantor nor any of its Subsidiaries is a party to any Existing Debt Agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that materially inhibits the conduct of its business, as currently operated or as planned.

               (o) Neither the Guarantor nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" required to be registered as such within the meaning of the United States Investment Company Act of 1940, as amended.

               (p) Set forth in Item 4.02(p) of the Disclosure Schedule is a complete and accurate list of all material Existing Debt of the Guarantor and its Subsidiaries, as of February 28, 2001, showing as of such date the outstanding principal amount thereof. No other material Debt has been incurred since such date. Except as shown in Item 4.02(p) of the Disclosure Schedule, on the date of this Agreement, there is no Debt owing from the Guarantor to any of its Subsidiaries. The Obligations of the Guarantor under the Loan Documents to which it is a party rank at least pari passu with all other senior, unsecured Debt of the Guarantor.

               (q) Neither the Guarantor nor any of its property or assets has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of its incorporation.

               (r) The Guarantor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

               (s) The Guarantor, individually and on a Consolidated basis with its Subsidiaries, is Solvent.

               (t) The Board of Directors of the Guarantor adopted by resolution a dividend policy whereby an amount equal to between 15% and 25% of the Guarantor's Consolidated net income from the previous year will be paid to shareholders each year, in quarterly distributions, as determined by the Board of Directors. Such dividend policy remains in effect as of the date of this Agreement. Pursuant to the Certificate of Designations in effect as of the date of this Agreement for the Series C Preferred Stock of the Guarantor, any change in the Guarantor's policy with respect to dividends or distributions to shareholders of the Guarantor requires the approval of the holder of the two outstanding shares of Series C Preferred Stock. As of the date of this Agreement, the Guarantor does not anticipate any change in its dividend policy or in the terms of the Certificate of Designations of the Series C Preferred Stock.

                                 ARTICLE V

                COVENANTS OF THE BORROWER AND THE GUARANTOR

          SECTION 5.01 Affirmative Covenants. Each of the Borrower and the Guarantor covenant and agree that, unless the Required Lenders shall otherwise consent in writing, so long as any Obligations under the Loan Documents shall remain unpaid, or any 2001 Lender shall have any Commitment hereunder:

               (a) Compliance with Laws, Etc. Except when the failure to do so would not be reasonably likely to result in a Material Adverse Effect, the Borrower and the Guarantor shall comply, and cause each of their respective Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders.

               (b) Payment of Taxes, Etc. The Borrower and the Guarantor shall pay and discharge, and cause each of their respective Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property or assets and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower, the Guarantor nor any of their respective Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained (if required by GAAP), unless and until any Lien resulting therefrom attaches to its property or assets and becomes enforceable against its other creditors.

               (c) Compliance with Environmental Laws. Except when the failure to do so would not be reasonably likely to result in a Material Adverse Effect, the Borrower and the Guarantor shall comply, and cause each of their respective Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any reasonable investigation, study, sampling and testing, and undertake any reasonable cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however that neither the Borrower, the Guarantor nor any of their respective Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

               (d) Maintenance of Insurance. The Guarantor shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor or such Subsidiary operates.

               (e) Preservation of Corporate Existence, Etc. Except as permitted under Section 5.02(b), the Guarantor shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises (including, without limitation, any franchise agreement of the Guarantor or any of its Subsidiaries with TCCC or any Affiliate thereof, which agreements shall be preserved and maintained in a manner consistent in all material respects with past practice); provided, however, that neither the Guarantor nor any of its Subsidiaries shall be required to preserve any right or franchise, nor shall the Guarantor be required to maintain the corporate existence of any Subsidiary if the preservation or maintenance thereof is no longer desirable in the conduct of the business of the Guarantor or such Subsidiary, as the case may be, and the failure to preserve any such right or franchise or maintain the corporate existence of such Subsidiary would not be reasonably likely to result in a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole.

               (f) Visitation Rights. At any time during regular business hours upon prior written notice to and approval of the Borrower or the Guarantor (which approval shall not be unreasonably withheld or delayed), the Borrower and the Guarantor shall permit the Administrative Agent, or any Lender, or any agents or representatives thereof, to examine and make notes with respect to records and books of account of, and visit the properties of, the Borrower, the Guarantor and any of their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower, the Guarantor and any of their respective Subsidiaries with any of their executive officers or directors and with their independent certified public accountants.

               (g) Keeping of Books. The Guarantor shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each such Subsidiary in accordance with GAAP.

               (h) Maintenance of Properties, Etc. Except where the failure to do so would not be reasonably likely to result in a Material Adverse Effect, the Guarantor shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties and assets that are material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (i) Transactions with Affiliates.


                    (i) The Guarantor shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Subsidiaries (x) in the ordinary course of business in accordance with past practices or
          (y) on terms that are fair and reasonable and no less favorable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                    (ii) The Guarantor shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates (other than their Subsidiaries) on terms that are fair and reasonable and no less favorable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                    (iii) Prior to the Guarantor becoming indebted to any Affiliate of the Guarantor, the Guarantor shall cause such Affiliate to execute a subordination agreement in form and substance satisfactory to the Administrative Agent, subordinating such Debt to be owed to such Affiliate to all Obligations of the Guarantor under the Loan Documents, and thereafter deliver to the Administrative Agent a copy thereof certified by a duly authorized officer or agent to be a true and correct copy of the original.

               (j) Compliance with Terms of Leaseholds. Except where the failure to do so would not be reasonably likely to result in a Material Adverse Effect, the Guarantor shall make all payments and otherwise perform in all material respects all obligations in respect of all material leases of real property and cause all of its Subsidiaries to do so, and, to the extent material to the business of the Guarantor, keep such leases in full force and effect and not allow such leases to lapse or be terminated or rights to renew such leases to be forfeited or canceled.

               (k) Sales of Assets. The Guarantor shall cause any assets that are, in the aggregate during the term of this Agreement, material to the Consolidated financial position of the Guarantor, if sold or otherwise transferred by the Guarantor or any of its Subsidiaries to be so sold or transferred at a value that shall reasonably approximate their fair market value (it being understood that "material," for purposes of this clause (k) only, shall mean an amount equal to, for all assets during the term of this Agreement, 5.5% of Consolidated Tangible Net Assets (calculated as of the end-date of the last quarter for which Consolidated financial statements have been distributed)).

          SECTION 5.02 Negative Covenants. The Guarantor covenants and agrees that, unless the Required Lenders shall otherwise consent in writing, so long as any Obligation under the Loan Documents shall remain unpaid, or any 2001 Lender shall have any Commitment hereunder:

               (a) Liens, Etc. The Guarantor shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties and assets of any character (including, without limitation, accounts and capital stock) whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any accounts or other rights to receive revenues, excluding, however, from the operation of the foregoing restrictions:

                   (i) Permitted Liens; and

                   (ii) Liens securing Debt if, after giving pro forma effect to the incurrence of such Debt (and the receipt and application of the proceeds thereof) or the securing of outstanding Debt, the sum of (without duplication) all Debt of the Guarantor and its Subsidiaries secured by Liens (other than Permitted Liens), at the time of determination would not exceed 10% of Consolidated Tangible Net Assets of the Guarantor.

               (b) Mergers, Etc. The Guarantor shall not merge with or into or consolidate with or into any Person, or permit any of its Subsidiaries to do so, unless: (i) either (a) such merger or consolidation is between any of the Guarantor's Subsidiaries and any of the Guarantor's other Subsidiaries, (b) the Guarantor shall be the continuing Person in the case of a merger or (c) the resulting or surviving Person if other than the Guarantor (the "Successor Company") shall expressly assume, by a written agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, all the obligations of the Guarantor under the Loan Documents; (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary of the Guarantor or the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default would occur or be continuing and the Guarantor shall have delivered to the Administrative Agent an officer's certificate to that effect; and
(iii) except in the case of any merger or consolidation under clause (i)(a) above: (A) the Guarantor shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such consolidation or merger and such written agreement comply with the Loan Documents and, if such consolidation or merger results in a Successor Company, that such written agreement constitutes the legal, valid and binding obligation of the Successor Company, enforceable against such entity in accordance with its terms, subject to customary exceptions, and
(B) at least two of Standard & Poor's, Moody's or DCR shall have notified the Administrative Agent in writing that the proposed merger or consolidation will not result in a withdrawal or reduction of its credit rating of the Guarantor below the lower of the then existing rating thereof.

               (c) Change in Nature of Business. The Guarantor shall not make, or permit any of its Subsidiaries to make, any material change in the nature and conduct of the business of the Guarantor and its Subsidiaries taken as a whole as carried on at the date of this Agreement.

               (d) Accounting Changes. The Guarantor shall not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP or requested by any Governmental Authority (and in each case the Guarantor will promptly notify the Administrative Agent and the Lenders of any such change).

               (e) Constitutional Documents. The Guarantor shall not amend, modify or change in any manner any material term or condition of any constitutional document (including, without limitation, the Voting Trust Agreement, any other shareholders agreement or any similar agreement) of the Guarantor or any Subsidiary or take any other action in connection with any constitutional document that would reasonably be likely to result in a Material Adverse Effect, except as permitted by Section 5.02(b).

               (f) Shareholders' Agreements. The Guarantor shall not enter into, or permit any of its Subsidiaries to enter into, any shareholders' agreement (or similar agreement or arrangement) with any holder of Voting Stock of the Guarantor (other than with TCCC or any Subsidiary thereof or with Venbottling Holdings, Inc. or with the voting trustees under the Voting Trust Agreement).

               (g) Change in Control. The Guarantor shall not suffer, or allow its Subsidiaries to suffer a Change in Control.

               (h) Sales, Etc. of Assets. The Guarantor shall not sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets, including (without limitation) any shares of capital stock of Subsidiaries and any manufacturing plant or substantially all assets constituting the business of a division, branch or other unit operation, except

                   (i) sales of inventory, scrap and by-products in the ordinary course of business;

                   (ii) sales of equipment and vehicles in the ordinary course of business, provided that the proceeds thereof are promptly reinvested in comparable equipment or vehicles; and

                   (iii) sales of assets to Affiliates permitted under
     Section 5.01(i).

          SECTION 5.03 Reporting Requirements. Each of the Borrower and the Guarantor covenant and agree that, unless the Required Lenders shall otherwise consent in writing, so long as any Obligation under the Loan Documents shall remain unpaid, or any 2001 Lender shall have any Commitment hereunder:

               (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default continuing on the date of such statement, the Borrower shall furnish to the Lenders a statement of its chief financial officer setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

               (b) Quarterly Financials. As soon as available and in any event within 60 days after the end of each quarter of each fiscal year of the Holding Company of the Borrower and the Guarantor, the Holding Company of the Borrower and the Guarantor shall furnish to the Lenders a consolidated balance sheet of the Holding Company of the Borrower, the Guarantor and their respective Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Holding Company of the Borrower, the Guarantor and their respective Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officers of the Holding Company of the Borrower and the Guarantor as having been prepared (with respect to such Consolidated financial statements) in accordance with GAAP, together with certificates of such officers stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower and the Guarantor have taken and propose to take with respect thereto.

               (c) Annual Financials. As soon as available and in any event within 120 days after the end of each fiscal year of the Holding Company of the Borrower and the Guarantor, the

Holding Company of the Borrower and the Guarantor shall furnish to the Lenders a copy of the annual audit report for such year for the Holding Company of the Borrower, the Guarantor and their respective Subsidiaries, including therein a Consolidated balance sheet of the Holding Company of the Borrower, the Guarantor and their respective Subsidiaries as of the end of such fiscal year, and Consolidated statements of income and cash flows of the Holding Company of the Borrower, the Guarantor and their respective Subsidiaries for such fiscal year, in each case (with respect to such Consolidated financial statements) accompanied by an opinion of Arthur Andersen & Co. or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (A) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Holding Company of the Borrower, the Guarantor and their respective Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, and (B) certificates of the chief financial officers of the Holding Company of the Borrower and the Guarantor stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower and the Guarantor have taken and propose to take with respect thereto.

               (d) Compensation Plans. As soon as possible and in any event within five days after the Guarantor knows or has reason to know of any action (including any steps to terminate any Compensation Plan), or any omission (including any failure to make any required contribution to any Compensation Plan), with respect to any Compensation Plan, in either case the result of which (a) could result in the incurrence by the Guarantor of any material liability, fine or penalty, or any material increase in the contingent liability of the Guarantor with respect to any Compensation Plan, (b) could give rise to a Lien over any of its properties, assets, or revenues, or (c) would be reasonably likely to result in a Material Adverse Effect, the Guarantor shall furnish to the Lenders notice thereof and copies of all documentation relating thereto.

               (e) Material Adverse Change. As soon as possible and in any event within five days after the Guarantor knows or has reason to know of any Material Adverse Change, or any event or circumstance which might result in a Material Adverse Change, the Guarantor shall furnish to the Lenders notice thereof and copies of all documentation relating thereto.

               (f) Litigation. Promptly after the commencement thereof, the Guarantor shall furnish to the Lenders notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, by or against the Guarantor or any of its Subsidiaries or Affiliates of the type described in Section 4.02(j).

               (g) Securities Reports. Promptly after the sending or filing thereof, the Guarantor shall furnish to the Lenders copies of all proxy statements, financial statements and reports that the Guarantor sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that the Guarantor or any of its Subsidiaries files with any securities commission or similar Governmental Authority or with any national securities exchange.

               (h) Creditor Reports. Promptly after the furnishing thereof, the Guarantor shall furnish to the Lenders copies of any statement or report furnished to any other holder of the securities of the Guarantor or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

               (i) Environmental Conditions. Promptly after the occurrence thereof, the Guarantor shall furnish to the Lenders notice of any condition or occurrence on any property of the Guarantor or any of its Subsidiaries that results in a material noncompliance by the Guarantor or any of its Subsidiaries with any Environmental Law or Environmental Permit or could form the basis of an Environmental Action against the Guarantor or any of its Subsidiaries that would be reasonably likely to result in a Material Adverse Effect.

               (j) Other Information. The Guarantor shall furnish to the Lenders such other information with respect to the business, financial condition, operations, performance, properties, assets or prospects of the Guarantor or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

          SECTION 5.04 Financial Condition. The Guarantor and the Borrower covenant and agree that, unless the Required Lenders otherwise consent in writing, so long as any Obligation under the Loan Documents shall remain unpaid, or any 2001 Lender shall have any Commitment hereunder:

               (a) Interest Coverage Ratio. The Guarantor shall maintain an Interest Coverage Ratio (calculated as of the last day of each fiscal quarter or year, as reflected in the quarterly or annual financial statements for such fiscal quarter or year, for the twelve-month period ending on the relevant date of determination) of not less than 2.75 to 1.

               (b) Debt to EBITDA Ratios. (i) The Guarantor shall maintain a ratio of Consolidated Debt to Consolidated EBITDA (calculated as of the last day of each fiscal quarter or year hereinafter indicated, as reflected in the quarterly or annual financial statements for such fiscal quarter or year, for the twelve-month period ending on the relevant date of determination) of not more than 3.0 to 1; provided, however, upon the payment or prepayment in full of the outstanding principal amount of the advances made to the Guarantor under the credit facility arranged by ING Baring (U.S.) Capital LLC, dated November 21, 2000, the Guarantor shall maintain, from such date of payment or prepayment, a ratio of Consolidated Debt to Consolidated EBITDA of not more than 3.5 to 1.

                   (ii) The Holding Company of the Borrower shall maintain a ratio of Consolidated Debt to Consolidated EBITDA (calculated as of the last day of each fiscal quarter or year of the Borrower) of not more than 3.5 to 1.

               (c) Minimum Net Worth. The Guarantor shall maintain at all times a minimum Consolidated Net Worth of not less than (i)
U.S.$1,050,000,000 during the 2001 calendar year,


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


(ii) U.S.$1,150,000,000 during the 2002 calendar year, (iii)
U.S.$1,250,000,000 during the 2003 calendar year, and (iv)
U.S.$1,450,000,000 during the 2004 calendar year.

                                 ARTICLE VI

                             EVENTS OF DEFAULT

          SECTION 6.01 Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

               (a) the Borrower shall fail to pay (i) any principal of any Advance, or any interest thereon, when due in accordance with the Loan Documents, or (ii) in the case of fees or other amounts due in accordance with the Loan Documents, within five (5) days of the due date thereof, or

               (b) any representation or warranty made by the Borrower or the Guarantor (or any of their respective officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) the Borrower or the Guarantor shall fail to perform or observe any term, covenant or agreement contained in (i) Section 5.01(k),
Section 5.02, 5.03(a) or (e), Section 5.04 or (ii) Section 5.03(b)-(d) or
(f)-(j) if such failure shall remain unremedied for five (5) days after the Borrower or the Guarantor has knowledge thereof or written notice thereof shall have been given to the Borrower or the Guarantor by the Administrative Agent or any Lender; or

               (d) the Borrower or the Guarantor shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for twenty days after the Borrower or the Guarantor has knowledge thereof or written notice thereof shall have been given to the Borrower or the Guarantor by the Administrative Agent or any Lender; or

               (e) (w) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on any other amount payable in respect of any Debt that is outstanding in an aggregate principal or notional amount of at least U.S.$20,000,000 (or the equivalent in another currency) in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (x) the Guarantor or any of its Subsidiaries shall fail to pay any principal of, premium or interest on any other amount payable in respect of any Debt that is outstanding in an aggregate principal or notional amount of at least U.S.$20,000,000 (or the equivalent in another currency) in the aggregate (but excluding Debt outstanding hereunder) of the Guarantor or such Subsidiary (as the case may
be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

(y) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or
(z) any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof (other than, in the case of subclauses (y) and (z) above, any such Debt that has become due and payable as a result solely of any sale of assets by the Guarantor or its Subsidiaries, provided that such Debt is paid when due from the proceeds of such sale); or

               (f) the Guarantor or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor or any of its Significant Subsidiaries seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in respect of an involuntary proceeding instituted against such Person, the same shall remain unstayed or undismissed for 60 days; or the Guarantor or any Significant Subsidiary shall take any corporate action to authorize any of the actions set forth above in this clause; or

               (g) (x) any judgment or order for the payment of money in excess of U.S.$20,000,000 (or the equivalent in another currency) which is not covered by insurance shall be rendered against the Borrower or any of its Subsidiaries or (y) any judgment or order for the payment of money in excess of U.S.$20,000,000 (or the equivalent in another currency) which is not covered by insurance shall be rendered against the Guarantor or any of its Subsidiaries and, in either case, either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
(ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) any non-monetary judgment or order shall be rendered against the Guarantor or any of its Subsidiaries that is reasonably likely to result in a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (i) the Guarantor shall have taken any action (including any steps to terminate any Compensation Plan), or shall have made any omission (including any failure to make any required contribution to any Compensation Plan), with respect to any Compensation Plan, which in either case would (a) result in a liability to the Guarantor in excess of U.S.$1,000,000 (or the equivalent in any other currency), or (b) be reasonably likely to result in a Material Adverse Effect; or

               (j) a Change in Control shall occur; or

               (k) any Governmental Authority shall condemn, seize, compulsorily purchase or expropriate all or a substantial part of the assets and properties of the Guarantor or its Subsidiaries; or

               (l) any event or condition shall occur or exist which, in the reasonable judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect on the Borrower or the Guarantor or otherwise materially and adversely effect the rights and remedies of any of the Lenders under any Loan Document; or

               (m) by reason of any material interference by any Governmental Authority, or otherwise, the Loan Documents, in whole or in part, shall become invalid, or shall fail to be in full force and effect;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each 2001 Lender to make its respective Advance to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, (x) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (y) take all remedies as may be available under the Loan Documents or otherwise; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or the Guarantor under the Federal Bankruptcy Code or any similar order or adjudication under applicable law that would impose a moratorium on or stay of creditor efforts to collect debts to become effective, (x) the obligation of each 2001 Lender to make its respective Advance shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                ARTICLE VII

                                  GUARANTY

          SECTION 7.01 The Guaranteed Obligations.

               (a) The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on each Advance made under this Agreement and of all other Obligations (including, without limitation, indemnities, fees, expenses and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document and the due performance and compliance with the terms of the Loan Documents by the Borrower (all such principal, interest and Obligations, collectively, the "Guaranteed Obligations"). The Guarantor understands, agrees and confirms that, following the occurrence of an Event of Default, the Administrative Agent and the Lenders may enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against the Borrower. The Guarantor irrevocably and unconditionally promises to pay such Guaranteed Obligations to the Administrative Agent for the account of the Lenders and other holders of Obligations, on demand, in Dollars. This Guaranty shall constitute a guaranty of payment and not of collection.

               (b) All payments made by the Guarantor hereunder shall be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes in the manner provided for in Section 2.10(a). The Guarantor will indemnify and hold harmless each Lender, and reimburse each Lender, in any such case, in the manner and to the extent provided in
Section 2.10(c).

               (c) All payments made by the Guarantor hereunder shall be made in Dollars and in immediately available funds as provided in Section 2.09(a).

          SECTION 7.02 Continuing Obligation. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

          SECTION 7.03 No Discharge. If a claim is ever made upon the Administrative Agent or any Lender or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount to the Guarantor, the Borrower or any trustee, liquidator, conservator or similar representative acting on behalf of the Guarantor, the Borrower or their respective estates, or to any other Person entitled thereto, by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Guarantor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Guarantor, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. It is the intention of the parties hereto that the Guaranteed Obligations hereunder shall not be discharged (whether pursuant to any bankruptcy law or comparable legislation or otherwise) except by the Guarantor's indefeasible performance of such obligations and then only to the extent of such performance.

          SECTION 7.04 Tolling of Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Guarantor or others, with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Administrative Agent or any Lender or the holder of any Note shall have commenced to run, toll the running of such statute of limitations and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

          SECTION 7.05 Bankruptcy. The Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Administrative Agent, the Lenders and the holders of any Notes whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 6.01(f), and unconditionally promises to pay such indebtedness to the Administrative Agent, for the account of such Persons, on demand, in Dollars.

          SECTION 7.06 Independent Obligation. The obligations of the Guarantor hereunder shall not be affected by the occurrence of any Event of Default, by any change in any laws, of Panama, Venezuela or any other jurisdiction or by any present or future action of any Governmental Authority amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of the Borrower under this Agreement or the Notes or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. If the Borrower merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, whether or not the Lenders have consented thereto, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by the Borrower under this Agreement and the Notes. The obligations of the Guarantor hereunder are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not an action is brought against the Borrower and whether or not the Borrower is joined in any such action or actions. The Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

          SECTION 7.07 Authorization. The Guarantor authorizes the Administrative Agent and the Lenders without notice or demand (except (i) the Guarantor shall be provided prior notice of any change described in subsection (a) below, and (ii) as shall be required by applicable statute and cannot be waived or by any other provision of this Agreement or the other Loan Documents (including Section 9.01 of this Agreement)), and without affecting or impairing its liability hereunder, from time to time to:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

               (b) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

               (c) settle or compromise any of the Guaranteed Obligations, or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lenders;

               (d) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document or any of such other instruments or agreements; and/or

               (e) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guaranty.

          SECTION 7.08 Reliance. It is not necessary for the Administrative Agent or any Lender to inquire into the capacity or powers of the Guarantor or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          SECTION 7.09. Subordination. Any Debt of the Borrower now or hereafter owing to the Guarantor is hereby subordinated to the Guaranteed Obligations and if the Administrative Agent so requests at a time when an Event of Default exists, all such Debt of the Borrower to the Guarantor shall be collected, enforced and received by the Guarantor for the benefit of the holders of the Guaranteed Obligations and be paid over to the Administrative Agent for the account of such holders, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any such Debt of the Borrower to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Administrative Agent and the Lenders that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          SECTION 7.10 Waiver.

               (a) The Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower or any other party, (ii) proceed against or exhaust any security held from the Borrower or (iii) pursue any other remedy in its power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other party other than payment in full of the Guaranteed Obligations.

               (b) The Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations other than any such notice expressly required under other provisions of this Agreement or the other Loan Documents. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent nor the Lenders shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

               (c) The Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

          SECTION 7.11 Nature of Liability. The obligations of the Guarantor hereunder are a guaranty of payment and shall remain in full force and effect until all amounts payable by the Borrower under this Agreement and the Notes have been validly, finally and irrevocably paid in full, and shall not be affected in any way by the absence of any action to obtain such amounts from the Borrower or by any variation, extension, waiver, compromise or release of any or all of the obligations of the Borrower hereunder or under the Notes or of any security from time to time therefor. The Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to this Agreement and the Notes, other than any such notice expressly required under other provisions of this Agreement or the other Loan Documents. It is the desire and intent of the Guarantor and the other parties hereto that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason, then the amount of the Guarantor's obligations under this Guaranty shall be deemed to be reduced and the Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          SECTION 7.12 Subrogation. The Guarantor shall be subrogated to all the rights of the Administrative Agent and the Lenders and the holders of the Notes against the Borrower in respect of any amounts paid by the Guarantor pursuant hereto; provided, however, that, except to the extent required by applicable law, the Guarantor shall not enforce any right or receive any payment arising out of such subrogation until all amounts then due and payable to the

Administrative Agent and the Lenders and the holders of the Notes have been paid in full by the Borrower or the Guarantor. If any payment is made to the Guarantor on account of such subrogation prior to payment in full of such amounts, except to the extent required by applicable law, all amounts so paid to the Guarantor shall be held in trust for the benefit of the Administrative Agent and the Lenders and the holders of the Notes and the Guarantor shall forthwith pay to the Administrative Agent, without demand, all such amounts so paid, to be credited and applied upon any of such amounts due and payable to the Administrative Agent or the Lenders or the holders of the Notes.

                                ARTICLE VIII

                          THE ADMINISTRATIVE AGENT

          SECTION 8.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower and the Guarantor pursuant to the terms of this Agreement.

          SECTION 8.02 Duties and Reliance, Etc.

               (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct, or shall have any fiduciary duty to any Lender. Without limitation of the generality of the foregoing, the Administrative Agent:
(i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; and (iii) shall not have any duty to ascertain or to inquire as to the performance or observance: of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or the Guarantor or to inspect the property (including the books and records) of the Borrower or the Guarantor; and (iv) shall not incur any liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper part), or parties.

               (b) The Administrative Agent (i) does not make any warranty or representation to any Lender and shall not be responsible to any Lender for the accuracy or completeness of the Confidential Information, warranties or representations made in or in connection with the Loan Documents and (ii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto.

               (c) The Administrative Agent has no duties hereunder or under the other Loan Documents that are not specifically set forth herein or therein.

          SECTION 8.03 Administrative Agent and Affiliates. With respect to the Advance made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity as Lender. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with the Borrower or the Guarantor, any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrower or the Guarantor or any of their respective Subsidiaries, all as if they were not the Administrative Agent, and without any duty to account therefor to the Lenders. Each Lender acknowledges that, pursuant to such activities, the Administrative Agent and its Affiliates may receive information regarding the Borrower, the Guarantor and their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower, the Guarantor or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

          SECTION 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.02(g) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05 Indemnification. Each Lender agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the principal amount of the Note then held by such Lender, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that are actually incurred by or asserted or awarded against the Administrative Agent, in each case arising out of or in connection with or in any way relating to the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any costs and expenses payable by the Borrower under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          SECTION 8.06 Successors to Administrative Agent. The Administrative Agent may at any time assign the rights and obligations hereunder to any of its Affiliates, provided that the Administrative Agent, or a Person owning a majority of the capital stock of the Administrative Agent, owns a majority of the capital stock of such Affiliate, or such Affiliate owns a majority of the capital stock of the Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders after consultation with the Borrower shall have the right to appoint a successor Administrative Agent to the Administrative Agent. If no such successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after such retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then such retiring Administrative Agent may, on behalf of the Lenders after consultation with the Borrower, appoint a successor Administrative Agent to such Administrative Agent, which shall be an Eligible Assignee or commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S.$250,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by such a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of such retiring Administrative Agent, and such retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the Administrative Agent's resignation or removal hereunder as such Administrative Agent, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

          SECTION 8.07 Arrangers. The Arrangers shall not have any duties, responsibilities or liabilities under any Loan Document.

                                 ARTICLE IX

                               MISCELLANEOUS

          SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Documents, nor consent to any departure by the Borrower or the Guarantor therefor, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document; (ii) amend, modify or waive this Section 9.01 or any provision of Article VII; (iii) increase the Commitments of the 2001 Lenders; (iv) reduce the principal of, or interest on (including, without limitation, the rate of interest), the Notes or any fees or other amounts payable hereunder; or (v) postpone the Maturity Date or any date fixed for any payment of interest on the Notes or any fees or other amounts payable hereunder; and provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

          SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or telex communication) and faxed, telexed or delivered, if to the Borrower or the Guarantor, at its respective address set forth below its signature on the signature pages hereto; if to any Lender, at its Lending Office specified opposite its name on Annex I or Annex II hereto or in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address set forth below its signature on the signature pages hereto; or, as to the Borrower, the Guarantor or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower, the Guarantor and the Administrative Agent. All such notices and communications shall, when faxed or telexed, be effective when transmitted by facsimile or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. All such notices and other communications, if not in English, shall be accompanied by an English translation.

          SECTION 9.03 No Waiver, Remedies. No failure on the part of any Lender or the, Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04 Costs, Expenses and Indemnification.

               (a) The Borrower agrees to pay on demand (whether or not the transactions contemplated by this Agreement are consummated) (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of the Loan Documents, including, without limitation, (A) all reasonable out-of-pocket due diligence, transportation, computer, printing, bank meeting, duplication, appraisal, audit, search, filing and recording fees and expenses and, with the prior approval of the Borrower, insurance and consultant fees, and (B) the reasonable fees and expenses of counsel with respect to advising the Administrative Agent as to their rights and responsibilities, or the perfection, protection or preservation of rights, or interests, under the Loan Documents, with respect to negotiations with the Borrower or the Guarantor or with other creditors of the Borrower or the Guarantor or any of their respective Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting, claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto and (ii) all costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

               (b) The Borrower and the Guarantor agree to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and settlement costs) that are actually incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with
(i) the Borrower's use of the proceeds of any Advance, (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower, the Guarantor or any of their respective Subsidiaries or any Environmental Action relating in any way to the Borrower, the Guarantor or any of their respective Subsidiaries or (iii) the Facility or Loan Documents or any Indemnified Person's role in connection therewith, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Subsidiaries, directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

               (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel (including the allocated cost of in-house counsel) and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion, and such amount shall be reimbursed by the Borrower.

          SECTION 9.05 Right of Set-off. Upon the occurrence and during the continuance of any payment Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantor and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantor, the Administrative Agent, and each Lender and their respective successors and assigns, except that the Borrower and the Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

          SECTION 9.07 Assignments and Participations.

               (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advance owing to it and the Note held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitment and Advance of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S.$2,000,000, (iii) unless the assignment is to an existing Lender or an Affiliate of the assigning Lender, the Borrower shall have notified the assigning Lender within five Business Days of the Borrower's receipt of notice of such assignment of the Borrower's approval of such assignment (such approval not to be unreasonably withheld or delayed) and if the Borrower has not notified the assigning Lender of its approval or disapproval of such assignment by such date, the Borrower shall be deemed to have given its approval, (iv) any assignment at any date prior to the date 60 days after the Restatement Effective Date shall be made on the last day of an Interest Period, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance (such acceptance not to be withheld if the conditions set forth above in this Section 9.07 are satisfied) and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of U.S.$3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document, or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries or with respect to the performance or observance by the Borrower, the Guarantor or any of their respective Subsidiaries of any of their obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and each other Loan Document, together with copies of the financial statements referred to in Section 4.02(g) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee or an Affiliate of the assignor;
(vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees to be bound by the terms of this Agreement.

               (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advance owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Guarantor, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Guarantor or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower (but only if the Borrower has approved the assignment in accordance with Section 9.07(a)), at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it or the Advance assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or a portion of its Advance hereunder, a new Note payable to the order of the assigning Lender in an amount equal to the Commitment or Advance retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

               (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advance owing to it and the Note held by it) to any Eligible Assignee; provided, however that (i) such Lender's obligations under this Agreement (including, without limitation, each 2001 Lenders' Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Guarantor, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone the Maturity Date or any date fixed for any payment of interest on the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

               (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advance owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York.

          SECTION 9.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.10 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower and the Guarantor, other than (a) to the Administrative Agent's or such Lender's officers, directors, employees, agents and advisors to the extent necessary and to actual or prospective Eligible Assignees and participants, and then only so long as such Person agrees to keep confidential such information, (b) as required by any, law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 9.11 Judgment.

               (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Notes or any other Loan Documents in Dollars into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars in New York City on the Business Day preceding that on which final judgment is given.

               (b) The obligation of the Borrower or the Guarantor in respect of any sum due in Dollars from it to any Lender or the Administrative Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that, on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent (as the case may be) may, in accordance with normal banking procedures, purchase Dollars with such Other Currency; if the amount of the Dollars so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in Dollars, the Borrower agrees, as a separate obligation and notwithstanding such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Dollars so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in Dollars, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

               SECTION 9.12 Consent to Jurisdiction.

          (a) Each of the Persons parties hereto hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the borough of Manhattan in New York City and any appellate court from any thereof and to the courts of its own corporate domicile with respect to actions brought against it as a defendant in any action or proceeding arising out of or relating to this Agreement or any other Loan Document to which such Person is or is to become a party, and such Person hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each of the Persons parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that such court is an inconvenient forum. The Borrower and the Guarantor hereby irrevocably appoint CT Corporation System, Inc. (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, NY 10011, United States, as their agent to receive on their behalf and in respect of their property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to the Borrower or the Guarantor in care of the Process Agent at the Process Agent's above address, and the Borrower and the Guarantor hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. As an alternative method of service, the Borrower and the Guarantor also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower or to the Guarantor, as the case may be, at its address specified in Section 9.02. The Borrower and the Guarantor agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Nothing in this Section shall affect the right of any Lender or the Administrative Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or the Administrative Agent to bring any action or proceeding against the Borrower, the Guarantor or their respective property in the courts of other jurisdictions.

               (c) To the extent that either the Borrower or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower and the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents to which it is or becomes a party.

               (d) Any judicial proceeding by the Borrower or the Guarantor against the Administrative Agent or any Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected to any Loan Document shall be brought only in court in New York, New York, to the extent that jurisdiction may be effected against the Administrative Agent or such Lender in New York, New York.

          SECTION 9.13 Survival. All indemnities set forth in this Agreement, including, without limitation, Sections 2.10(c), 7.01(b), 8.05, 9.04(b) and 9.11(b), shall survive the execution and delivery of this Agreement and the other Loan Documents (notwithstanding any failure of the Facility to close) and the making and the repayment of the Advances until such time as all Obligations shall have been paid in full.

          SECTION 9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          SECTION 9.15 Limitation on Liability. The Borrower and the Guarantor hereby waive, release and agree not to sue the Administrative Agent or any Lender upon any claim for any special, indirect, consequential or punitive damages suffered by the Borrower or the Guarantor in connection with, arising out of, or in any way related to the Loan Documents or the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Administrative Agent or such Lender, and is final and not subject to review on appeal, that such damages were the result of acts or omissions on the part of the Administrative Agent or such Lender constituting gross negligence or willful misconduct.

          SECTION 9.16 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein.

                         [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                             PANAMCO DE VENEZUELA S.A.,
                               as Borrower

                             By: ________________________________________
                                 Name:  _________________________________
                                 Title: _________________________________

                             4(degree)Transversal de los Cortijos de Lourdes Edif. Panamco Venezuela
                             Caracas, Venezuela 1071




                             PANAMERICAN BEVERAGES, INC., as Guarantor



                             By:________________________________________
                                Name:  _________________________________
                                Title: _________________________________

                             Torre Dresdner Bank
                             7th Floor, Calle 50
                             Panama City, Republic of Panama

                             BANCO BILBAO VIZCAYA
                             ARGENTARIA S.A., NEW YORK
                             BRANCH,
                               as Administrative Agent

                             By:_________________________________________
                                 Name:  _________________________________
                                 Title: _________________________________

                             1345 Avenue of the Americas
                             45th Floor
                             New York, NY 10105




                             BBVA SECURITIES INC.
                               as Arranger

                             By:__________________________________________
                               Name:  ____________________________________
                               Title: ____________________________________

                             1345 Avenue of the Americas
                             45th Floor
                             New York, NY 10105

                             WACHOVIA SECURITIES, INC.
                               as Arranger

                             By:__________________________________________
                               Name:  ____________________________________
                               Title: ____________________________________

                             191 Peachtree Street, NE
                             Atlanta, GA  30303




                             BANCO BILBAO VIZCAYA
                             ARGENTARIA S.A., NASSAU BRANCH
                               as Lender

                             By:__________________________________________
                               Name:  ____________________________________
                               Title: ____________________________________

                             1345 Avenue of the Americas
                             45th Floor
                             New York, NY 10105

                             BANCO PROVINCIAL OVERSEAS, N.V.
                               as Lender

                             By:__________________________________________
                               Name:  ____________________________________
                               Title: ____________________________________

                             Av. Vollmer, Torre Financiera Provincial
                             Piso 24
                             San Bernardino - Caracas, Venezuela




                             WACHOVIA BANK, N.A.
                               as Lender

                             By:__________________________________________
                               Name:  ____________________________________
                               Title: ____________________________________

                             191 Peachtree Street, NE
                             Atlanta, GA  30303

                                  ANNEX I

             Lending Offices, Designated Branches and Advances

                                                                                          Designated         Designated
     Name of Bank           Advances                  Lending Office                       Affiliate           Branch

Banco Bilbao Vizcaya     U.S.$11,375,000          1345 Avenue of the Americas                [None]
Argentaria S.A.                                   45th Floor
Nassau Branch                                     New York, NY  10105

Banco Provincial         U.S.$8,750,000           Av. Vollmer, Torre Financiera              [None]
Overseas, N.V.                                    Provincial
                                                  Piso 24
                                                  San Bernardino - Caracas,
                                                  Venezuela

Total                    U.S.$20,125,000                                                                     [All Branches]

                                  ANNEX II

            Lending Offices, Designated Branches and Commitments

                                                                                          Designated         Designated
    Name of Bank            Commitments               Lending Office                       Affiliate           Branch

Banco Bilbao Vizcaya     U.S.$5,000,000           1345 Avenue of the Americas                [None]
Argentaria S.A.                                   45th Floor
Nassau Branch                                     New York, NY  10105

Wachovia Bank, N.A.      U.S.$20,000,000          191 Peachtree Street, NE                   [None]
                                                  Atlanta, GA  30303
Total                    U.S.$25,000,000                                                                     [All Branches]

                                 ANNEX III

                            DISCLOSURE SCHEDULE

                                                                  EXHIBIT A


                                    NOTE

U.S.$__________                                      Dated:  March __, 2001


     FOR VALUE RECEIVED, the undersigned, Panamco de Venezuela S.A., a Venezuelan corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________________________________ (the "Lender"), on the Maturity
Date (as the term is defined in the Credit Agreement hereinafter referred to) the principal sum of _______________________________ UNITED STATES
DOLLARS ($_________) or, if less, the aggregate unpaid principal amount of all Advances (as defined in the Credit Agreement) shown on the schedule attached hereto (and any continuation thereof) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below.

     The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as Administrative Agent, in same day funds. Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note.

     This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of March 19, 2001 (the "Credit Agreement") among the Borrower, Panamerican Beverages, Inc., as Guarantor, the Lender, certain other Lenders parties thereto, Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as Administrative Agent, and BBVA Securities Inc. and Wachovia Securities, Inc., as arrangers. The Credit Agreement, among other things,
(i) provides for the making of advances (individually, an "Advance" and collectively, the "Advances") by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                                  Exhibit A
                                                                     Page 2



                                         PANAMCO DE VENEZUELA S.A.



                                         By:
                                            _______________________________
                                             Title: _______________________
                                             Name:  _______________________

                                                                  Exhibit A
                                                                     Page 3


                                  SCHEDULE

                     ADVANCES AND PAYMENTS OF PRINCIPAL

                                                                Amount of
                                             Amount of       Principal Paid or        Unpaid Principal      Notation Made
     Date               Borrower              Advance            Prepaid                  Balance                 By

                                                                  EXHIBIT B

                            NOTICE OF BORROWING

                                                     March __, 2001



BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
  NEW YORK BRANCH
as Administrative Agent for the Lenders
parties to the Credit Agreement
referred to below

Attention: Laura Sacchi/Marco Achon/Francisco Miguens

Ladies and Gentlemen:

     The undersigned, Panamco de Venezuela S.A., a Venezuelan corporation (the "Borrower") refers to the Amended and Restated Credit Agreement, dated as of March 19, 2001 (the "Credit Agreement," the terms defined therein being used herein as therein defined unless otherwise defined herein), among the Borrower, Panamerican Beverages, Inc., as guarantor, certain Lenders parties thereto, Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as Administrative Agent, and BBVA Securities Inc. and Wachovia Securities, Inc., as arrangers, and hereby gives you irrevocable notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests the Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to the Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

          (x) The Business Day of the Proposed Borrowing is March 22, 2001.

          (xi) The aggregate amount of the Proposed Borrowing is U.S.$25,000,000.

          (xii) The initial Interest Period shall commence on March 22, 2001 and end on May 29, 2001.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

          (A) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date;

          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

                                                                  Exhibit B
                                                                     Page 2


          (C) the Borrower has satisfied, on or prior to the date hereof, the conditions set forth in Article III of the Credit Agreement; and

          (D) the proceeds of the Proposed Borrowing shall be applied as permitted by the Credit Agreement (after deducting therefrom the fees and expenses relating to the Credit Agreement, which we hereby authorize you to deduct from the Borrowing in order to pay such fees and expenses to the Administrative Agent, your attorneys and advisors and the other parties entitled thereto).

Instructions:

Bank of America, N.A.
Beneficiary: Panamco de Venezuela S.A.
Acct. number: 6550-9-51231
ABA: 026-009593
1 World Trade Center
New York, NY  10048-1191



                                         Very truly yours,

                                         PANAMCO DE VENEZUELA S.A., as Borrower



                                         By:
                                            ____________________________
                                         Name: _________________________
                                         Title: ________________________

                                                                  EXHIBIT C

                     FORM OF ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Amended and Restated Credit Agreement dated as of March 19, 2001 (the "Credit Agreement") among Panamco de Venezuela S.A., a Venezuelan corporation, as the Borrower, Panamerican Beverages Inc., as the Guarantor, the Lenders, Banco Bilbao Vizcaya Argentaria S.A., New York Branch ("BBVA"), as Administrative Agent, and BBVA Securities Inc. and Wachovia Securities, Inc., as arrangers. Terms defined in the Credit Agreement are used herein with the same meaning, unless otherwise defined herein.

          The "Assignor" and the "Assignee" referred to on Annex 1 agree as follows:

               1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Annex 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's and the Assignor's Commitments will be as set forth on Annex 1.

               2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries or their performance or observance of any of their obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by or the Advances assigned to the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by or the Advances assigned to the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments or Advances retained by the Assignor under the Credit Agreement, respectively, as specified on Annex 1.

               3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.02 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee or

                                                                  Exhibit C
                                                                     Page 3


          an Affiliate of the Assignor; (iv) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will be bound by the terms of the Credit Agreement and that it will perform in accordance with such terms all of the obligations that by such terms are required to be performed buy it as a Lender.

               4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Annex 1.

               5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

               6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

               7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York.

               8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Annex 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Annex 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                                  Exhibit C
                                                                     Page 3


                                  ANNEX 1
                                     to
                         ASSIGNMENT AND ACCEPTANCE



          Percentage interest assigned:                  ____________________

          Assignee's Commitment (after giving effect
          to assignment):                                $___________________

          Assignor's Commitment (after giving effect
          to assignment):                                $___________________

          Aggregate outstanding principal amount of
          Advances assigned:                             $___________________

          Principal amount of Note payable to Assignee
          (after giving effect to assignment):           $___________________

          Principal amount of Note payable to Assignor
          (after giving effect to assignment):           $___________________

Effective Date (if other than date of acceptance by
Administrative Agent):                                   ______________, 200_


                              [signatures on next page]

                                                                  Exhibit C
                                                                     Page 4


                                     [NAME OF ASSIGNOR], as Assignor


                                     By:
                                        ------------------------------------
                                        Title:

                                     Dated: __________________________, 200_


                                     [NAME OF ASSIGNEE], as Assignee


                                     By:
                                        -----------------------------------
                                        Title:

                                     Lending Office:

                                                                  Exhibit C
                                                                     Page 5


The foregoing Assignment is accepted this ____ day of ________________, 200_, and, in connection therewith, the undersigned acknowledges that the foregoing assignment has been approved by the Borrower or that the Borrower has been deemed to have given its approval as contemplated by Section 9.07(a) of the Credit Agreement.

BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
  NEW YORK BRANCH
as Administrative Agent


By:
   -----------------------------------------
    Title:

                                                                EXHIBIT D-1

               FORM OF OFFICER'S CERTIFICATE FOR THE BORROWER

          I, Sergio Robleda, Chief Financial Officer of Panamco de Venezuela S.A., a Venezuelan corporation (the "Borrower"), DO HEREBY CERTIFY, in connection with the occurrence of the Restatement Effective Date under the Amended and Restated Credit Agreement dated as of March 19, 2001 (the "Credit Agreement"), the terms defined ---------------- therein being used herein as therein defined (unless otherwise defined herein), among the Borrower, Panamerican Beverages, Inc., as Guarantor, the Lenders parties thereto, Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as Administrative Agent, and BBVA Securities Inc. and Wachovia Securities, Inc., as arrangers, that:

               1. The persons set forth on Annex A who acted as Attorneys-In-Fact on behalf of the Borrower or acted as officers of the Borrower in respect of each document to be delivered by the Borrower in connection with each Loan Document to which the Borrower is a party, were duly appointed as such Attorneys-In-Fact on behalf of the Borrower or elected to the offices set forth on Annex A, as the case may be, and the signatures set forth on Annex A opposite their names are their genuine signatures.

               2. The Borrower has been duly incorporated and is validly existing as a corporation under the laws of Venezuela and there are no proceedings pending, or to the knowledge of the undersigned, contemplated for the dissolution or liquidation of the Borrower.

               3. Attached hereto as Annex B are true and correct copies of the Amended Articles of Incorporation and Bylaws of the Borrower as in effect on November 1, 1999 and at all subsequent times to an including the date hereof.

               4. Attached hereto as Annex C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower at a meeting thereof duly called and held on March 14, 2001, approving the transactions contemplated in the Loan Documents to which the Borrower is a party or is to be a party, for purposes of authorizing the execution of the Credit Agreement on the Restatement Effective Date. At the meetings of Directors a quorum was present and acting throughout. The foregoing resolutions and consent have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

               5. With the exception of the resolutions referred to in paragraph 4 hereof, no other corporate action by the Borrower is necessary in connection with any Loan Document to which the Borrower is a party or in connection with the transactions contemplated thereby.

               6. The Borrower understands that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Documents, and further certifies that:

                                                                Exhibit D-1
                                                                     Page 2


                    (a) On the date hereof, after giving effect to any
               Advances outstanding under the Credit Agreement (if any), the fair value of the properties of the Borrower and the Borrower and its Subsidiaries taken as a whole is greater than the fair value of the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, of the Borrower and the Borrower and its Subsidiaries taken as a whole, respectively.

                    (b) On the date hereof, after giving effect to any
               Advances outstanding under the Credit Agreement, the present fair saleable value of the assets of the Borrower and the Borrower and its Subsidiaries taken as a whole exceeds the amount that will be required to pay the probable liabilities of the Borrower and the Borrower and its Subsidiaries taken as a whole, respectively, on their debts as they become absolute and matured.

                    (c) The Borrower does not intend or believe that it
               will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

                    (d) On the date hereof, after giving effect to any
               Advances outstanding under the Credit Agreement, the Borrower and the Borrower and its Subsidiaries taken as a whole is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged.

                    (e) The Borrower does not intend, in consummating the
               transaction contemplated by the Loan Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Borrower is or will become, on or after the date hereof, indebted.

                    (f) In reaching conclusions set forth in this
               Certificate, the Borrower has considered, among other things:

                         (i) the cash and other current assets of the
                    Borrower and the Borrower and its Subsidiaries taken as a whole reflected in the audited December 31, 2000 balance sheet of Embotelladora Coca-Cola y Hit de Venezuela, S.A. and its Subsidiaries;

                         (ii) all contingent liabilities of the Borrower
                    and the Borrower and its Subsidiaries taken as a whole including, without limitation, claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against any such entity, and in so doing, the Borrower has computed the amount of such liabilities at the amount which, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

                                                                Exhibit D-1
                                                                     Page 3


                         (iii) the financial forecast of the Borrower
                    through the period ending December 31, 2003;

                         (iv) all obligations and liabilities of the
                    Borrower and its Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, among other things, claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against such Persons;

                         (v) historical and anticipated sales volume of the
                    Borrower and its Subsidiaries;

                         (vi) the customary terms and trade payables of the
                    Borrower and its Subsidiaries;

                         (vii) the amount of the credit extended by and to
                    customers of the Borrower and its Subsidiaries; and

                         (viii) the level of capital customarily maintained
                    by the Borrower and other entities engaged in the same or similar business as the businesses of the Borrower.

          7. (a) No more than 45 percent of the value (as defined in section 2 (a) (41) of the Investment Company Act of 1940, as amended (the "Act")) of the total assets of the Borrower (exclusive of Government securities and cash items) consists of, and no more than 45 percent of the net income of the Borrower after taxes (for the last four fiscal quarters combined) is derived from, securities other than:

                         (i) Government securities issued or guaranteed as
                    to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;

                         (ii) Securities issued by employees' securities
                    companies;

                         (iii) Securities issued by majority-owned
                    subsidiaries of the Borrower (other than subsidiaries relying on the exclusion from the definition of investment companies in section 3 (b) (3) or section 3
                    (c) (1) of the Act) which are not investment companies;
                    and

                         (iv) Securities issued by companies:

                              (1) which are controlled primarily by the
                         Borrower;

                                                                Exhibit D-1
                                                                     Page 4


                              (2) through which the Borrower engages in a
                         business other than that of investing,
                         reinvesting, owning, holding or trading in securities; and

                              (3) which are not investment companies;

                    (b) The Borrower is not an investment company as
               defined in section 3 (a) (1) or section 3 (a) (2) of the Act and is not a special situation investment company; and

                    (c) The percentages described in paragraph (a) of this
               section are determined on an unconsolidated basis, except that the Borrower shall consolidate its financial statements with the financial statements on any wholly-owned subsidiaries.

          IN WITNESS WHEREOF, the undersigned has executed this officer's certificate this __ day of March of 2001.

                                     By:
                                        ------------------------------------
                                        Name:  Sergio Robleda
                                        Title: Chief Financial Officer

          I, Rafael Villegas Ascanio, General Counsel to the Borrower, DO HEREBY CERTIFY that Sergio Robleda has been duly elected (or appointed) and has duly qualified as, and on this day is, the Chief Financial Officer of the Borrower, and the signature above is his genuine signature and that the persons set forth on Annex A who acted as Attorneys-in-Fact on behalf of the Borrower or acted as officers of the Borrower in respect of each document to be delivered by the Borrower in connection with each Loan Document to which the Borrower is a party, were duly appointed as such Attorneys-in-Fact on behalf of the Borrower or elected to the offices set forth on Annex A, as the case may be, and the signatures set forth on Annex A opposite their names are their genuine signatures.

          IN WITNESS WHEREOF, I have signed this certificate this __ day of March of 2001.

                                     By:
                                        ------------------------------------
                                        Name:  Rafael Villegas Ascanio
                                        Title: General Counsel to the Borrower

                                                                Exhibit D-1
                                                                     Page 5


                                  ANNEX A

                 Name                                   Signature

         Sergio Robleda                          ________________________

         Moises Morales Portilla                 ________________________

         Carlos Hernandez-Artigas                ________________________

                                                                Exhibit D-1
                                                                     Page 6


                                  ANNEX B

              BORROWER'S ARTICLES OF INCORPORATION AND BYLAWS

                                                                Exhibit D-1
                                                                     Page 7


                                  ANNEX C

                 BORROWER'S BOARD OF DIRECTORS RESOLUTIONS

                                                                EXHIBIT D-2

              FORM OF OFFICER'S CERTIFICATE FOR THE GUARANTOR

          I, Paulo J. Sacchi, Chief Financial Officer of Panamerican Beverages, Inc., a Panamanian corporation (the "Guarantor"), DO HEREBY CERTIFY, in connection with the occurrence of the Restatement Effective Date under --------- the Amended and Restated Credit Agreement dated as of March 19, 2001 (the "Credit Agreement"), the terms defined ---------------- therein being used herein as therein defined, unless otherwise defined herein) among Panamco de Venezuela S.A., as the Borrower, the Guarantor, the Lenders parties thereto, Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as Administrative Agent, and BBVA Securities Inc. and Wachovia Securities, Inc., as arrangers, that:

               1. The persons set forth on Annex A who acted as Attorneys-In-Fact on behalf of the Guarantor or acted as officers of the Guarantor in respect of each document to be delivered by the Guarantor in connection with each Loan Document to which the Guarantor is a party, were duly appointed as such Attorneys-In-Fact on behalf of the Guarantor or elected to the offices set forth on Annex A, as the case may be, and the signatures set forth on Annex A opposite their names are their genuine signatures.

               2. The Guarantor has been duly incorporated and is validly existing as a corporation under the laws of Panama and there are no proceedings pending, or to the knowledge of the undersigned, contemplated for the dissolution or liquidation of the Guarantor.

               3. Attached hereto as Annex B are true and correct copies of the Restatement of Articles of Incorporation and Amended and Restated Bylaws of the Guarantor as in effect on May 12, 2000 and at all subsequent times to an including the date hereof.

               4. Attached hereto as Annex C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Guarantor at a meeting thereof duly called and held on February 20, 2001, approving the transactions contemplated in the Loan Documents to which the Guarantor is a party or is to be a party, for purposes of authorizing the execution of the Credit Agreement on the Restatement Effective Date. At the meeting of Directors a quorum was present and acting throughout. The foregoing resolutions and consent have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

               5. With the exception of the resolutions referred to in paragraph 4 hereof, no other corporate action by the Guarantor is necessary in connection with any Loan Document to which the Guarantor is a party or in connection with the transactions contemplated thereby.

               6. The Guarantor understands that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Documents, and further certifies that:

                                                                Exhibit D-2
                                                                     Page 2


                    (a) On the date hereof the fair value of the properties
               of each of the Guarantor and the Guarantor and its Subsidiaries taken as a whole is greater than the fair value of the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, of each of the Guarantor and the Guarantor and its Subsidiaries taken as a whole, respectively.

                    (b) On the date hereof the present fair saleable value
               of the assets of each of the Guarantor and the Guarantor and its Subsidiaries taken as a whole exceeds the amount that may be required to pay the probable liabilities of each of the Guarantor and the Guarantor and its Subsidiaries taken as a whole, respectively, on their debts as they become absolute and matured.

                    (c) The Guarantor does not intend or believe that it
               will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

                    (d) On the date hereof each of the Guarantor and the
               Guarantor and its Subsidiaries taken as a whole is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged.

                    (e) The Guarantor does not intend, in consummating the
               transaction contemplated by the Loan Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Guarantor is or will become, on or after the date hereof, indebted.

                    (f) In reaching conclusions set forth in this
               Certificate, the Guarantor has considered, among other things:

                         (i) the cash and other current assets of the
                    Guarantor and the Guarantor and its Subsidiaries taken as a whole reflected in the preliminary version of the audited December 31, 2000 balance sheet of the Guarantor and its Subsidiaries;

                         (ii) all contingent liabilities of the Guarantor
                    and the Guarantor and its Subsidiaries taken as a whole including, without limitation, claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against any such entity, and in so doing, the Guarantor has computed the amount of such liabilities at the amount which, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

                         (iii) the financial forecast of the Guarantor
                    through the period ending December 31, 2003;

                                                                Exhibit D-2
                                                                     Page 3


                         (iv) all obligations and liabilities of the
                    Guarantor and its Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, among other things, claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against such Persons;

                         (v) historical and anticipated sales volume of the
                    Guarantor and its Subsidiaries;

                         (vi) the customary terms and trade payables of the
                    Guarantor and its Subsidiaries;

                         (vii) the amount of the credit extended by and to
                    customers of the Guarantor and its Subsidiaries; and

                         (viii) the level of capital customarily maintained
                    by the Guarantor and other entities engaged in the same or similar business as the businesses of the Guarantor.

          7. (a) No more than 45 percent of the value (as defined in section 2 (a) (41) of the Investment Company Act of 1940, as amended (the "Act")) of the total assets of any of the Guarantor (exclusive of Government securities and cash items) consists of, and no more than 45 percent of the net income of any of the Guarantor after taxes (for the last four fiscal quarters combined) is derived from, securities other than:

                         (i) Government securities issued or guaranteed as
                    to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;

                         (ii) Securities issued by employees' securities
                    companies;

                         (iii) Securities issued by majority-owned
                    subsidiaries of the Guarantor (other than subsidiaries relying on the exclusion from the definition of investment companies in section 3 (b) (3) or section 3
                    (c) (1) of the Act) which are not investment companies;
                    and

                         (iv) Securities issued by companies:

                              (1) which are controlled primarily by the
                         Guarantor;

                              (2) through which the Guarantor engages in a
                         business other than that of investing,
                         reinvesting, owning, holding or trading in securities; and

                                                                Exhibit D-2
                                                                     Page 4


                              (3) which are not investment companies;

                    (b) The Guarantor is not an investment company as
               defined in section 3 (a) (1) or section 3 (a) (2) of the Act and is not a special situation investment company; and

                    (c) The percentages described in paragraph (a) of this
               section are determined on an unconsolidated basis, except that the Guarantor shall consolidate its financial statements with the financial statements on any wholly-owned subsidiaries.

          IN WITNESS WHEREOF, the undersigned has executed this officer's certificate this __ day of March of 2001.

                                     By:
                                        ------------------------------------
                                        Name:  Paulo J. Sacchi
                                        Title: Chief Financial Officer

          I, Carlos Hernandez Artigas, Secretary of the Guarantor, DO HEREBY CERTIFY that Paulo J. Sacchi has been duly elected (or appointed) and has duly qualified as, and on this day is, Chief Financial Officer of the Guarantor, and the signature above is his genuine signature and that the persons set forth on Annex A who acted as Attorneys-in-Fact on behalf of the Guarantor or acted as officers of the Guarantor in respect of each document to be delivered by the Guarantor in connection with each Loan Document to which the Guarantor is a party, were duly appointed as such Attorneys-in-Fact on behalf of the Guarantor or elected to the offices set forth on Annex A, as the case may be, and the signatures set forth on Annex A opposite their names are their genuine signatures.

          IN WITNESS WHEREOF, I have signed this certificate this __ day of March of 2001.

                                     By:
                                        ------------------------------------
                                        Name:  Carlos Hernandez Artigas
                                        Title: Secretary

                                                                Exhibit D-2
                                                                     Page 5


                                  ANNEX A

                    Name                                    Signature

         Paulo J. Sacchi                             ________________________

         Carlos Hernandez Artigas                    ________________________

                                                                Exhibit D-2
                                                                     Page 6


                                  ANNEX B

              GUARANTOR'S ARTICLES OF INCORPORATION AND BYLAWS

                                                                Exhibit D-2
                                                                     Page 7

                                  ANNEX C

                 GUARANTOR'S BOARD OF DIRECTORS RESOLUTIONS

                                                                EXHIBIT E-1


                 FORM OF OPINION OF NEW YORK COUNSEL TO THE

                         BORROWER AND THE GUARANTOR



                                                             March __, 2001



Ladies and Gentlemen:

          We have acted as special New York counsel to Panamco de Venezuela, S.A., a Venezuelan corporation (the "Borrower") and Panamerican Beverages, Inc., a Panamanian corporation, as guarantor (the "Guarantor"), in connection with the preparation, execution and delivery of the Credit Agreement dated as of March 19, 2001 (the "Credit Agreement") among the Borrower, the Guarantor, the banks and other financial institutions parties thereto (the "Lenders"), BBVA Securities Inc., a New York corporation, and Wachovia Securities Inc., a North Carolina corporation, as Arrangers and Banco Bilbao Vizcaya Argentaria S.A., New York Branch, a duly authorized branch of a banking corporation organized under the laws of the Kingdom of Spain, as Administrative Agent, and in connection with the preparation, execution and delivery of the Notes and certain other agreements, and other instruments and documents related to the Credit Agreement. This opinion is furnished to you pursuant to Section 3.01(f) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In rendering the opinions set forth herein, we have examined and relied on originals or copies of (i) the Credit Agreement, (ii) the Notes, and (iii) such other records, documents, agreements and instruments, including, without limitation, certificates of public officials and of officers of the Borrower, the Guarantor and their respective Subsidiaries, if any, and Affiliates as we have deemed relevant and necessary as a basis for the opinions set forth below (the documents in (i) through (iii) are collectively referred to herein as the "Loan Documents").

          In rendering the opinions expressed below, we have assumed without any independent investigation or verification of any kind, that (i) the execution and delivery of the Loan Documents is within the corporate power and authority of the signatories thereto (including the Borrower and the Guarantor) and such agreements have been duly executed and delivered,
(ii) each party to the Loan Documents (including the Borrower and the Guarantor) has full power, authority and legal right to enter into and perform its obligations thereunder, (iii) the Loan Documents constitute the legal, valid and binding obligations of the respective parties thereto, if any, other than the Borrower and the Guarantor, (iv) each document submitted to us, including any photocopy or facsimile, is genuine, accurate and complete, and all signatures are genuine, (v) the Borrower will use the proceeds as described in Section 2.13 and Section 4.01(k) of the Credit Agreement and that none of such proceeds will be used directly or indirectly to purchase or carry

                                                                Exhibit E-1
                                                                     Page 2


Margin Stock, and (vi) insofar as the execution and delivery of the Credit Agreement and the Notes is governed by laws other than the laws of the State of New York, the Credit Agreement and the Notes have been duly executed and delivered. We have assumed the accuracy of the opinions of Rafael Villegas, Venezuelan counsel to the Borrower and Arias, Fabrega & Fabrega, Panamanian counsel to the Guarantor and our opinion is subject to the assumptions, qualifications and limitations set forth therein. We have also assumed that insofar as any obligation under any of the Loan Documents is to be performed outside of the United States, its performance will not be rendered illegal or ineffective by virtue of the law of that jurisdiction. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and the Guarantor, as the case may be (including those set forth in the Loan Documents), their officers and other representatives and of public officials.

          Our opinions set forth below are subject to the qualifications that (i) the validity, binding effect and enforceability of the Loan Documents are subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) any rights of indemnification or contribution under the Credit Agreement may be limited by the law of the State of New York, the Federal law of the United States of America or public policy relating thereto.

          In addition to the qualifications and limitations set forth elsewhere herein, we express no opinion as to (i) the enforceability of the provisions of any Loan Document providing for indemnity by the Borrower or the Guarantor of the Administrative Agent or any Lender for any loss in obtaining the currency due to such party under such document from a court judgment in another currency, (ii) the enforceability of the provisions of any Loan Document pursuant to which any party thereto agrees to make all payments without set-off, defense or counterclaim or pursuant to which a purchaser of a participation interest may set-off against the Borrower or the Guarantor, (iii) as to the subject matter jurisdiction of any U.S. Federal court over any legal action brought by one or more non-U.S. Lenders against the Borrower or the Guarantor or as to the application of the doctrine of forum non conveniens and (iv) as to the creation, validity or enforceability or absence of any Lien.

          Based upon the foregoing and such other investigation as we have deemed necessary, and subject to the qualifications contained herein, we are of opinion that:

          1. Each of the Borrower and the Guarantor has duly executed and delivered each of the Credit Agreement and the Notes.

          2. Delivery and performance by the Borrower of the Loan Documents to which it is a party do not violate any New York or United States Federal law or regulation applicable to any of the Borrowers.

          3. Delivery and performance by the Guarantor of the Loan Documents to which it is a party do not violate any New York or United States Federal law or regulation applicable to the Guarantor.

                                                                Exhibit E-1
                                                                     Page 3


          4. No consent, approval or other authorization of any New York or United States Federal governmental authority or regulatory agency is required in connection with the execution, delivery or performance of the Loan Documents by the Borrower or the Guarantor.

          5. Each of the Credit Agreement and the Notes is the legal, valid and binding obligation of each of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with its terms.

          6. Neither the execution, delivery or performance by the Borrower and the Guarantor of the Loan Documents, nor compliance by them with the terms and provisions thereof, will contravene any provision of any law, statute, rule or regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

          7. None of the Borrower nor the Guarantor is an "investment company" required to be registered as such under the Investment Company Act of 1940, as amended.

          8. To the best of our knowledge, except as described in the Disclosure Schedule (Annex III to the Credit Agreement), there are no pending or threatened actions or proceedings against the Borrower or the Guarantor or any of their respective Subsidiaries before any court, arbitrator or governmental body, agency or official of the State of New York or the United States which purport to affect the legality, validity, binding effect or enforceability of any of the Loan Documents. To the best of our knowledge, in the State of New York or the United States of America no injunction or other restraining order has been issued and no hearing to seek the issuance of any injunction or other restraining order is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any Loan Document or the transactions contemplated thereby.

          9. The choice of New York law as the governing law of each of the Credit Agreement and the Notes is a valid choice of law under Section 5-1401 of the General Obligations Law of the State of New York.

          10. The consent by each of the Borrower and the Guarantor in
Section 9.12 of the Credit Agreement, to the jurisdiction of courts sitting in the State of New York is a valid consent to the jurisdiction of such courts under Section 5-1402 of the General Obligations Law of the State of New York.

          We are members of the bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the Federal laws of the United States of America to the extent specifically referred to herein.

          We are furnishing this opinion to you solely for your benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Although we assume no obligation to update this opinion, copies may be provided to the assignees and participants of the Lenders unless we notify you to the contrary.

                                     Very truly yours,

                                                                Exhibit E-1
                                                                     Page 4








To the Administrative Agent and each Lender party to the Credit Agreement referred to herein

                                                                EXHIBIT E-2

           FORM OF OPINION OF VENEZUELAN COUNSEL TO THE BORROWER

                                                             March __, 2001



To the Administrative Agent
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(g) of the Amended and Restated Credit Agreement dated as of March 19, 2001 (the "Credit Agreement"), by and among Panamco de Venezuela S.A., a Venezuelan corporation (the "Borrower"), Panamerican Beverages, Inc., a Panamanian corporation (the "Guarantor"), the banks and other financial institutions parties thereto as lenders ("Lenders"), including Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as Administrative Agent and BBVA Securities Inc. and Wachovia Securities, Inc., as arrangers. Capitalized terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

          I am general counsel to the Borrower. In that capacity, I have reviewed the (i) Credit Agreement, (ii) the Notes and (iii) certain other agreements and documents delivered by the Borrower to the Administrative Agent pursuant to the Credit Agreement (such documents in clauses (i) -
(iii) being the "Loan Documents" and each individually a "Loan Document").

          In connection with this opinion, I have examined originals, or copies identified to my satisfaction, of (i) the Loan Documents; (ii) the certificate of incorporation and other organizational documents of the Borrower as currently in effect (the "Basic Documents"); (iii) officer's certifications of resolutions adopted by the Boards of Directors on March 14, 2001 and of non-breach of factual representations, warranties and covenants of the Borrower under the Credit Agreement; and (iv) such other records, documents, agreements and instruments, including, without limitation, certificates of public officials and of officers of the Borrower, and such questions of law, as I have deemed relevant and necessary as a basis for the opinions set forth below.

          For the purposes of this opinion, I have assumed that each of the Loan Documents have been duly authorized by the parties thereto other than the Borrower; each of the Loan Documents has been duly executed and delivered by the parties thereto in compliance with the external formalities required for such act or contract in the place of execution; each of the Loan Documents is legal, valid, binding and enforceable in accordance with its terms under the laws chosen to govern the same; all items or documents submitted to us as originals are authentic, all signatures thereon are genuine and all items or documents submitted to us as copies conform to the originals.

                                                                Exhibit E-2
                                                                     Page 2


          I am a member of the Federal District Bar Association of Caracas, Venezuela and, consequently, opinions expressed herein are limited to the laws of Venezuela and I do not express any opinion herein concerning any other law.

          Based upon and subject to the matters stated herein and upon such investigation as I have deemed necessary, I am of the opinion that:

          1. The Borrower is a company duly organized, validly existing and in good standing under the laws of Venezuela, and is in general authorized to carry on any lawful business in Venezuela. The Borrower has full power and authority and holds all requisite governmental licenses, permits and other approvals to own or hold under lease its properties and to conduct its business substantially as currently conducted by it, except where the failure to hold such licenses, permits and approvals would not be reasonably likely to have a Material Adverse Effect.

          2. The execution, delivery and performance by the Borrower of the Loan Documents (a) are within the Borrower's corporate powers; (b) have been duly authorized by all necessary corporate action by the Borrower; (c) do not contravene or conflict with the Basic Documents of the Borrower; (d) to the best of my knowledge do not contravene, conflict with, constitute a default or create a right of termination or acceleration under any material contract or any judgment, order or injunction of a Venezuelan court binding upon the Borrower or its assets or properties; (e) do not contravene or conflict with the laws of Venezuela binding upon the Borrower or its assets or require any action by or filing with any governmental or public body or authority; and (f) to the best of my knowledge, will not result in or require the creation or imposition of any Lien on any of the respective assets or properties of the Borrower.

          3. Each Loan Document to which the Borrower is a party is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          4. The Borrower is subject to civil and commercial law. The execution, delivery and performance of the Loan Documents by the Borrower and the transaction contemplated thereby constitute private and commercial acts, rather than governmental or public acts. Neither the Borrower nor any of its respective assets have, under the laws of Venezuela, any right of immunity from jurisdiction of any court, suit, execution upon a judgment, set-off or any other legal process (whether through service of process or notice or otherwise) with respect to the Borrower's obligations under the Loan Documents.

          5. No approvals are required in order to permit the Borrower to execute, deliver or perform the Loan Documents, nor to permit the same to be enforced in accordance with their respective terms.

          6. The Basic Documents of the Borrower have been duly adopted by all necessary corporate and shareholder action, and have been duly executed in accordance with the requirements of the laws of Venezuela.

                                                                Exhibit E-2
                                                                     Page 3


          7. To the best of my knowledge, in Venezuela there are no pending or threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, arbitrator or governmental body, agency or official which purport to affect the legality, validity, binding effect or enforceability of any of the Loan Documents, which if adversely determined would reasonably be expected to have a Material Adverse Effect. To the best of my knowledge, in Venezuela no injunction or other restraining order has been issued and no hearing to seek the issuance of an injunction or other restraining order is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or, except as so disclosed, to recover any damages or obtain relief under any Loan Document or the transactions contemplated thereby.

          8. The choice of law provisions set forth in the Loan Documents are legal, valid and binding under the laws of Venezuela and will be respected by Venezuelan courts except to the extent that any provision of New York law violates the public policy of Venezuela. The Borrower has the legal capacity to sue and be sued in its own name under the laws of Venezuela. The irrevocable submission of the Borrower to the non-exclusive jurisdiction of the New York courts and the waiver by the Borrower of any objection to the venue of a proceeding in such courts are legal, valid and binding under the laws of Venezuela and will be respected by Venezuelan courts; and service of process effected in the manner set forth in the Loan Documents, assuming such service is valid under New York law, will be effective, to the extent the same is not contrary to the public policy of Venezuela.

          9. Without prejudice to the provision contained in Article 1305 of the Venezuelan Civil Code, to the best of my knowledge, the obligations of the Borrower under the Loan Documents rank at least pari passu in priority of payment with all other indebtedness of the Borrower.

          10. It is not necessary under the laws of Venezuela (i) in order to enable the Administrative Agent or any Lender to enforce its rights against the Borrower under the Loan Documents or (ii) by reason of execution of any of the Loan Documents or the performance by the Borrower or any party thereto of its obligations thereunder, that any of them should be licensed, qualified or otherwise entitled to conduct business in Venezuela.

          11. Neither the Administrative Agent nor the Lenders (as long as they are not corporation formed under the laws of the Republic of Venezuela) will be deemed to be resident, domiciled, carrying on business or subject to or liable for any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of or within Venezuela by reason only of the negotiation, preparation, execution, enforcement of, and/or receipt of any payment under the Loan Documents, other than the 4.95% withholding tax on interest paid to non-domiciled banks, established by the First Paragraph of Article 52 of the Venezuelan Income Tax Law, published in the Official Gazette of the Republic of Venezuela N(degree) 5390, dated October 22, 1999. This withholding tax only applies when the loan proceeds are utilized for Venezuelan activities, which I understand is the object of the Loan Documents. However, the Borrower can agree to absorb taxes by means of a gross-up provision, but such agreements have no validity to defend the position of the taxpayer in case of a claim by the Venezuelan Tax Administration. The gross-up provisions will not modify the Lenders condition as legal taxpayers under Venezuelan law,

                                                                Exhibit E-2
                                                                     Page 4


therefore, if the Borrower does not pay the taxes in the name of the Lenders, the Lenders will still be responsible for its payment.

          12. To ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents it is not necessary that any Loan Document, or any other document, be filed, registered or recorded with any court or other authority in Venezuela or that any registration charges or similar tax be paid on or in respect thereto. However, if the enforcement of the Credit Agreement is sought before Venezuelan courts, fees related to the judicial process would be required.

          13. The Loan Documents are in proper legal form under the laws of Venezuela for the enforcement thereof against the Borrower in a Venezuelan court.

          14. Under the laws of Venezuela in effect as of the date hereof, to ensure the enforceability or admissibility in evidence of the Loan Documents in Venezuela, it is necessary to have a translation of the Loan Documents into Spanish, but pursuant to the Hague Convention to lift the requirement of legalizing foreign public documents of October 5, 1961, published in the Official Gazette of the Republic of Venezuela N(degree) 36.446, dated May 5, 1998, to which Venezuela is a contracting party, it is not necessary that the Loan Documents are certified by a notary or consul General of Venezuela.

          15. Under the laws of Venezuela in effect as of the date hereof there are no requirements for the Lenders to obtain (i) business licenses or (ii) a permit issued by the Central Bank of Venezuela authorizing the Lenders to make the Advances under the Loan Documents.

          I am aware that Cravath, Swaine & Moore will rely upon the contents of the present letter of opinion in its opinion to you. This opinion is, however, furnished to you solely in connection with the transactions described above and may not be relied upon by anyone other than you and your counsel and your assignees and participants and their counsel, and only in connection with such transactions.

                                     Very truly yours,



                                     Rafael Villegas Ascanio
                                     General Counsel to the Borrower

                                                                EXHIBIT E-3

           FORM OF OPINION OF PANAMANIAN COUNSEL TO THE GUARANTOR



                                                             March __, 2001



To the Administrative Agent
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

          We have acted as special Panamanian counsel to Panamerican Beverages, Inc., a Panamanian corporation, as guarantor (the "Guarantor"), in connection with the preparation, execution and delivery of the Credit Agreement dated as of March 19, 2001 (the "Credit Agreement") among Panamco de Venezuela, S.A. (the "Borrower"), the Guarantor, the banks and other financial institutions parties thereto (the "Lenders"), BBVA Securities Inc. and Wachovia Securities, Inc., as Arrangers and Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as Administrative Agent, including the Guaranty (the "Guaranty") set forth in Article VII of the Credit Agreement, and in connection with the preparation, execution and delivery of the Notes and certain other agreements, and other instruments and documents related to the Credit Agreement. This opinion is furnished to you pursuant to
Section 3.01 (h) of the Credit Agreement. The Credit Agreement, the Notes and certain other agreements and documents delivered by the Guarantor to the Administrative Agent pursuant to the Credit Agreement are referred hereto as the "Loan Documents" and each individually as a "Loan Document". Capitalized terms used but not defined herein have the same meanings assigned to them in the Credit Agreement.

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Loan Documents, (ii) the articles of incorporation and other organizational documents of the Guarantor as currently in effect (the "Organizational Documents"), (iii) officer's certifications of the Borrower and Guarantor delivered pursuant to Section 3.01 of the Credit Agreement and (iv) such other records, documents, agreements and instruments, including, without limitation, certificates of public officials and of officers of the Borrower, the Guarantor and their respective Subsidiaries, in any, and Affiliates, as we have deemed relevant and necessary as a basis for the opinions set forth below.

          In rendering the opinions expressed below, we have assumed without any independent investigation or verification of any kind, that (i) each party to the Loan Documents (other than the Guarantor) has full power, authority and legal right to enter into and perform its obligations under the Loan Documents, (ii) the execution and delivery of the Loan Documents have been duly authorized by each of the parties thereto (other than the Guarantor), (iii) each of the Loan Documents has been duly executed and delivered by the parties thereto in compliance with the

                                                                Exhibit E-3
                                                                     Page 2


external formalities required for such act or contract in the place of execution, (iv) each of the Loan Documents is legal, valid, binding and enforceable in accordance with its terms under the laws chosen to govern the same, (v) all documents submitted to us as originals are authentic, all signatures thereon are genuine and all documents submitted to us as copies conform to the originals and (vi) none of the proceeds from the Loan Documents will be used in a business or transaction within the Republic of Panama.

          As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and the Guarantor, as the case may be (including those set forth in the Loan Documents), their officers and other representatives and of public officials.

          Based upon the foregoing and subject to the qualifications contained hereinbelow, we are of the opinion that:

          1. The Guarantor is a corporation ("sociedad anonima") duly organized, validly existing and in good standing under the laws of the Republic of Panama, and is in general authorized to carry on any lawful business in the Republic of Panama or in foreign countries. The Guarantor has full power and authority and, insofar as we know without any independent investigation or verification, holds all requisite governmental licenses, permits and other approvals to own or hold under lease its properties and to conduct its business substantially as currently conducted by it, except where the failure to hold such licenses, permits and approvals would not be reasonably likely to have a Material Adverse Effect.

          2. The execution, delivery and performance by the Guarantor of the Loan Documents to which it is a party (a) are within the Guarantor's corporate powers, (b) have been duly authorized by all necessary corporate action by the Guarantor, (c) do not contravene or conflict with the Organizational Documents of the Guarantor and (d) to the best of our knowledge do not contravene, conflict with, constitute a default or create a right of termination or acceleration under any material contract or any judgment, order or injunction of a Panamanian court binding upon the Guarantor or its assets or properties, (e) do not contravene or conflict with the laws of the Republic of Panama binding upon the Guarantor or its assets or require any action by or filing with any governmental or public body or authority and (f) to the best of our knowledge, will not result in or require the creation or imposition of any Lien on any of the respective assets or properties of the Guarantor, other than as contemplated by the Loan Documents.

          3. Each Loan Document to which the Guarantor is a party is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

          4. No other governmental approvals in the Republic of Panama are required in order to permit the Guarantor to execute, deliver or perform its obligations under the Loan Documents to which it is a party, nor to permit the same to be enforced in accordance with their respective terms.

                                                                Exhibit E-3
                                                                     Page 3


          5. The Organizational Documents of the Guarantor have been duly adopted by all necessary corporate action, and have been duly executed in accordance with the requirements of the laws of the Republic of Panama.

          6. To the best of our knowledge, except as described in the Disclosure Schedule (Annex III to the Credit Agreement), there are no pending or threatened actions or proceedings against the Guarantor before any court or governmental body, agency or official of the Republic of Panama which purport to affect the legality, validity, binding effect or enforceability of any of the Loan Documents, which if adversely determined would reasonably be expected to have a Material Adverse Effect. To the best of our knowledge, in the Republic of Panama no injunction or other restraining order has been issued and no hearing to seek the issuance of an injunction or other restraining order is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or, except as so disclosed, to recover any damages or obtain relief under any Loan Document or the transactions contemplated thereby.

          7. In any proceeding taken in the Republic of Panama in relation to any Loan Document which expressly provides that it is governed by the laws of another jurisdiction, such choice of law should be upheld by the Panamanian court as a valid choice of law and a final judgment rendered against the Guarantor before any such Panamanian court would be enforceable against the Guarantor in the Republic of Panama. To the extent that, notwithstanding the express provisions in any Loan Document that it is to be governed by the laws of another jurisdiction, a Panamanian court or a foreign court would deem applicable the laws of the Republic of Panama to the obligations of the Guarantor thereunder, under the laws of the Republic of Panama, such obligations would be legal, valid, binding and enforceable.

          8. Subject to the issuance of a writ of exequatur by the Supreme Court of the Republic of Panama, any final money judgment entered against the Guarantor arising out of any Loan Document in a foreign court would be recognized, conclusive and enforceable in the courts of the Republic of Panama without re-trial or reconsideration of the merits of the case, provided that (a) such foreign court grants reciprocity to the enforcement of judgments of courts of the Republic of Panama, (b) the party against whom the judgment was rendered, or its agent, was personally (not by mail) served in such action within such foreign jurisdiction, (c) the judgment arises out of a personal action against the defendant, (d) the obligation in respect of which the judgment was rendered is legal in the Republic of Panama and does not contradict the public policy of the Republic of Panama,
(e) the judgment is properly authenticated by diplomatic or consular officers of the Republic of Panama or pursuant to the 1961 Hague Convention on the legalization of documents and (f) a copy of the final judgment is translated into Spanish.

          9. In any proceeding taken in a court of the Republic of Panama to enforce a judgment obtained in a foreign court in respect of any Loan Document, the waiver of immunities and the submission to the jurisdiction of the foreign court contained therein should be held valid, binding and enforceable and irrevocable commitments and renunciations of the Guarantor, and the appointment of the Process Agent also contained in such Loan Document should be held a valid and binding commitment of the Guarantor.

                                                                Exhibit E-3
                                                                     Page 4


          10. In any proceeding taken in a court of the Republic of Panama in relation to any Loan Document, the Guarantor will not be entitled to claim for itself or any of its properties (whether real or personal) situated within the Republic of Panama any immunity from jurisdiction of such court or from legal process in the Republic of Panama (whether through service, notice, attachment prior to judgment, attachment in aid of execution or otherwise).

          11. Any final judgment obtained before a court in the Republic of Panama should be denominated in Dollars, as the currency in which the obligations of the Guarantor under the Loan Documents are payable; however, even if the judgment were stated in Balboas, the Panamanian currency, the Dollar and the Balboa are at parity, the Dollar is legal tender and there are no exchange controls in the Republic of Panama.

          12. The Guarantor is not required under the laws of the Republic of Panama to make any deduction or withholding on account of any Taxes from any payment it may make under any Loan Document.

          13. The domicile of the Guarantor is the Republic of Panama as it is set forth in the Articles of Incorporation of the Guarantor. The Guarantor will be considered subject to income and related taxes in the Republic of Panama only to the extent that it derives income from sources within the territory of the Republic of Panama.

          14. To ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents it is not necessary that any Loan Document, or any other document, be filed, registered or recorded with any court or other authority in the Republic of Panama or that any registration charges or similar tax be paid on or in respect thereto.

          15. Each of the Loan Documents is in proper legal form under the laws of the Republic of Panama for the enforcement thereof against the Guarantor in the courts of the Republic of Panama.

          16. It is not necessary under the laws of the Republic of Panama
(i) in order to enable the Administrative Agent or the Lenders to enforce their respective rights under the Loan Documents or (ii) by reason only of the execution, delivery or performance of the Loan Documents, that any of them be licensed, qualified or entitled to carry on business in the Republic of Panama.

          17. Neither the Administrative Agent nor the Lenders will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Republic of Panama by reason only of the execution, delivery, performance or enforcement of any of the Loan Documents.

          The opinions set forth above are subject to the following qualification:

          (A) With regard to opinion 3 and 6 above, the validity, binding effect and enforceability of the Loan Documents are subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally.

                                                                Exhibit E-3
                                                                     Page 5


          (B) With regard to opinions 2(d) and 7 above, to the extent that, notwithstanding the choice of law provisions contained in the Loan Documents, the laws of the Republic of Panama were deemed applicable to the Loan Documents, we express no opinion as to the legality, validity, binding effect or enforceability of (i) the provisions of any Loan Documents pursuant to which the obligations of the Guarantor are purported not to be affected by causes of illegality, invalidity or unenforceability of the obligations of the Borrower under the Loan Documents, (ii) the provisions of any Loan Documents pursuant to which the obligations of the Guarantor are purported not to be affected by modifications or changes of the Guaranteed Obligations of such a nature that would be considered to novate and extinguish the original Guaranteed Obligations, (iii) the provisions of any Loan Documents pursuant to which the obligations of the Guarantor are purported not to be affected by any change of law or any action of a Governmental Authority amending, varying, reducing or otherwise affecting any obligation of the Borrower or by any other circumstances that might otherwise constitute a legal discharge or defense of a guarantor, (iv) the provisions of any Loan Documents pursuant to which any party thereto agrees to make all payments without set-off, defense or counterclaim or pursuant to which a purchaser of a participation interest may set-off against the Borrower or the Guarantor, (v) the provisions of any Loan Documents pursuant to which any party thereto agrees to prevent the operation of the statute of limitations, (vi) the provisions of any Loan Documents which provides for indemnity for any loss in obtaining the currency due to the Lenders or the Administrative Agent under any Loan Document from a court judgement in a currency other than Dollars, (vii) the provisions of any Loan Documents pursuant to which any party thereto agrees to the service of any and all process in any action or proceeding brought before the courts of the Republic of Panama by the mailing of the copies of such process to such party and (viii) the trust purported to be created pursuant to section
7.12 of the Credit Agreement.

          (C) With regard to opinion 6 above, we have limited our search to a review, as diligent as circumstances have permitted of the dockets or records of the civil courts of the Municipal District of Panama for the Judicial Circuit of Panama and to the Third Chamber of the Supreme Court of the Republic of Panama in respect of actions filed within the past twelve months from the date hereof against the Guarantor seeking an award for monetary damages in excess of U.S.$10,000,000.

          (D) With regard to opinion 14 above, stamp taxes at the rate of U.S.$0.10 per U.S.$100.00 or fraction of face value of the Loan Document would be payable if and when such Loan Document were used in evidence before a court or administrative authority of the Republic of Panama, although the admissibility of such Loan Document in evidence in the Republic of Panama would not be conditioned upon prior payment of the said stamp tax.

          (E) With regard to opinion 15 above, Loan Documents executed outside of the Republic of Panama need to be authenticated by a Panamanian consul or pursuant to the 1961 Hague Convention on the legalization of documents, and translated into Spanish, if the documents are in a language other than Spanish.

          We are licensed to practice law in the Republic of Panama and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of Panama as in effect on the date hereof.

                                                                Exhibit E-3
                                                                     Page 6


          We are aware that Cravath, Swaine & Moore will rely upon the contents of the present letter of opinion in its opinion to you. This opinion is, however, furnished to you solely in connection with the transactions described above and may not be relied upon by anyone other than you and your counsel and your assignees and participants and their counsel, and only in connection with such transactions.


                                     Very truly yours,
                                     ARIAS, FABREGA & FABREGA

                                                                  EXHIBIT F



                                                   March __, 2001



To the Administrative Agent and
the Lenders party to the Credit
Agreement referred to below

Ladies and Gentlemen:

          Reference is made to Section 9.12(a) of the Amended and Restated Credit Agreement dated as of March 19, 2001 (the "Credit Agreement"; terms used herein, unless otherwise defined, are used as defined in the Credit Agreement) among Panamco de Venezuela S.A., a Venezuelan corporation ( the "Borrower"), Panamerican Beverages, Inc. (the "Guarantor"), the Lenders parties thereto, Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as Administrative Agent and BBVA Securities Inc. and Wachovia Securities, Inc., as arrangers.

          The Borrower and the Guarantor, pursuant to Section 9.12(a) of the Credit Agreement, have irrevocably designated, appointed and empowered CT Corporation System as their designee, appointee and agent (the "Process Agent") to receive, accept and acknowledge for and on their behalf, and in respect of their property, service of any and all legal process, summons, notices and documents which may be served in any actions or proceedings in any New York or federal court sitting in New York City in connection with such Loan Documents.

          The undersigned hereby informs you that it irrevocably accepts such appointment as designee, appointee and agent and agrees that it (i) shall maintain an office in the City of New York and shall inform the Administrative Agent promptly in writing of any change of its address in the City of New York (such address presently being 111 Eight Avenue, 13th Floor, New York, New York 10011), (ii) shall perform its obligations as such designee, appointee and agent in accordance with the applicable provisions of the Loan Documents, (iii) shall forward promptly, by courier, to the Borrower and the Guarantor, at their respective address set forth in the attachment hereto, a copy of any legal process, summons, notice or document received by Process Agent in its capacity as designee, appointee and agent of the Borrower and the Guarantor, and (iv) shall not terminate its agency before the earlier of (A) all Obligations due under the Loan Documents having been paid in cash and all Commitments under the Credit Agreement having expired or terminated or (B) July 16, 2004.

                                                                  Exhibit F
                                                                     Page 2

          By its acceptance hereof, the Process Agent and its successors agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under the Loan Documents and under this letter agreement.

                                     Very truly yours,

                                     CT CORPORATION SYSTEM

                                     By:
                                        -----------------------------------
                                        Name:    __________________________
                                        Title:   __________________________

                                 ATTACHMENT

          PANAMCO DE VENEZUELA S.A.
          4(degree) Transversal de los Cortijos de Lourdes
          Edif. Panamco Venezuela

          Caracas, Venezuela 1071

          Attention: Chief Financial Officer

          PANAMERICAN BEVERAGES, INC.
          Torre Dresdner Bank
          7th Floor, Calle 50
          Panama, Republic of Panama

          Attention:  Carlos Hernandez Artigas